UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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MARSHALL & ILSLEY CORPORATION

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PRELIMINARY COPIES

MARSHALL & ILSLEY CORPORATION

770 North Water Street

Milwaukee, Wisconsin 53202

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 28, 2009

TO THE SHAREHOLDERS OF MARSHALL & ILSLEY CORPORATION:

The 2009 Annual Meeting of Shareholders of Marshall & Ilsley Corporation (the “Company”) will be held at the Tony & Lucille Weasler Auditorium, 1506 West Wisconsin Avenue, Milwaukee, Wisconsin, on Tuesday, April 28, 2009 at 10:00 a.m., local time, for the following purposes:

1.	To elect 15 individuals to serve as directors;

2.	To approve the Marshall & Ilsley Corporation 2009 Employee Stock Purchase Plan;

3.	To approve the Marshall & Ilsley Corporation 2009 Equity Incentive Plan;

4.	To ratify the appointment of Deloitte & Touche LLP to audit the financial statements of the Company for the fiscal year ending December 31, 2009;

5.	To approve a non-binding, advisory proposal on the compensation of the Company’s executive officers;

6.	To vote on a shareholder proposal to request that the Company’s Board of Directors initiate a process to amend the Company’s articles of incorporation to provide for majority election of directors in non-contested elections; and

7.	To transact such other business as may properly come before the Annual Meeting, all in accordance with the accompanying Proxy Statement.

Shareholders of record at the close of business on March 2, 2009 are entitled to notice of and to vote at the Annual Meeting.

Holders of a majority of the outstanding shares must be present in person or by proxy in order for the meeting to be held. Therefore, whether or not you expect to attend the Annual Meeting in person, you are urged to vote by submitting a proxy as instructed in the Notice of Internet Availability or, as applicable, in the enclosed envelope. If you attend the meeting and wish to vote your shares personally, you may do so by revoking your proxy at any time prior to the final vote at the Annual Meeting. In addition, you may revoke your proxy at any time before it is voted by advising the Secretary of the Company in writing or by telephone of such revocation, or by voting again at a later date on the Internet or over the telephone. Only the latest ballot or Internet or telephone proxy submitted by a shareholder prior to the Annual Meeting will be voted.

If your shares are held in “street name” (through a broker, bank or other nominee), you may need to contact your broker, bank or other nominee to determine how to vote electronically using the Internet or telephonically, or what is required to vote your shares in person at the Annual Meeting.

GINA M. MCBRIDE, Vice President and Secretary

March 13, 2009

PRELIMINARY COPIES

MARSHALL & ILSLEY CORPORATION

770 North Water Street

Milwaukee, Wisconsin 53202

March 13, 2009

Proxy Statement

This document relates to the solicitation of proxies by the Board of Directors of Marshall & Ilsley Corporation (the “Company”) for use at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 10:00 a.m., local time, on Tuesday, April 28, 2009 at the Tony & Lucille Weasler Auditorium, 1506 West Wisconsin Avenue, Milwaukee, Wisconsin. At the Annual Meeting, the shareholders of the Company will vote on proposals (1) to elect 15 individuals to serve as directors, (2) to approve the Marshall & Ilsley Corporation 2009 Employee Stock Purchase Plan, (3) to approve the Marshall & Ilsley Corporation 2009 Equity Incentive Plan, (4) to ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009, (5) to approve a non-binding advisory proposal on the compensation of the Company’s executive officers; and (6) to vote on a shareholder proposal to request that the Company’s Board of Directors initiate a process to amend the Company’s articles of incorporation to provide for majority election of directors in non-contested elections.

Under rules adopted by the Securities and Exchange Commission, the Company is making this Proxy Statement and the Company’s Annual Report to Shareholders available on the Internet instead of mailing a printed copy of these materials to each shareholder. Shareholders who received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail will not receive a printed copy of these materials other than as described below. Instead, the Notice contains instructions as to how shareholders may access and review all of the important information contained in the materials on the Internet, including how shareholders may submit proxies by telephone or over the Internet.

If you received the Notice by mail and would prefer to receive a printed copy of the Company’s proxy materials, please follow the instructions for requesting printed copies included in the Notice.

The expense of this solicitation will be borne by the Company. No solicitation other than by mail and via the Internet is contemplated, except that officers or employees of the Company or its subsidiaries may solicit the return of proxies from certain shareholders by telephone. In addition, the Company has retained Morrow & Co., LLC, 470 West Ave., Stamford, CT 06902, to assist in the solicitation of proxies for a fee of approximately $6,500, plus administrative costs and any reasonable out-of-pocket disbursements. The Notice was sent to the Company’s shareholders commencing on or about March 13, 2009.

The Company has two classes of capital stock outstanding: its $1.00 par value common stock (the “Common Stock”) and its non-voting Senior Preferred Stock, Series B (the “Preferred Stock”). As of March 2, 2009, the Company had             shares of Common Stock and 1,715,000 shares of Preferred Stock outstanding. Each shareholder of record at the close of business on March 2, 2009 will be entitled to one vote for each share of Common Stock registered in such shareholder’s name. The presence, in person or by proxy, of the holders of a majority of the shares of the Common Stock outstanding on the record date is required for a quorum with respect to the matters on which action is to be taken at the Annual Meeting.

Shareholders may revoke or change their proxies at any time before the final vote at the Annual Meeting by advising the Secretary of the Company in writing or by telephone of such revocation, or by voting again at a later date on the Internet or over the telephone. Only the latest ballot or Internet or telephone proxy submitted by a shareholder prior to the Annual Meeting will be counted.

The Company has instituted the Dividend Reinvestment and Cash Investment Plan (the “Reinvestment Plan”) administered by Continental Stock Transfer & Trust Company, as Trustee. Under the provisions of the

Reinvestment Plan, shares of Common Stock are acquired and held in nominee name by Continental Stock Transfer & Trust Company for participating shareholders. Shares so held have been separately designated on the proxy voting materials and will be voted at the Annual Meeting in the same manner in which the participant votes those shares registered in his or her own name.

If you are a participant in the 2000 Employee Stock Purchase Plan or the M&I Retirement Program, shares held in your account have been separately designated on your proxy voting materials and will be voted at the Annual Meeting in the same manner in which you vote those shares registered in your name. Plan shares not voted by participants will be voted by the plan administrator or trustee in accordance with the terms of the respective plan.

Unless otherwise directed, all proxies will be voted as follows:

•	FOR the election of each of the individuals nominated to serve as a director;

•	FOR approval of the Marshall & Ilsley Corporation 2009 Employee Stock Purchase Plan;

•	FOR approval of the Marshall & Ilsley Corporation 2009 Equity Incentive Plan;

•	FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditors;

•	FOR approval of the non-binding advisory proposal on the compensation of the Company’s executive officers; and

•

AGAINST the shareholder proposal to request that the Company’s Board of Directors initiate a process to amend the Company’s articles of incorporation to provide for majority election of directors in non-contested elections.

Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners to vote shares as to a particular matter with respect to which the brokers or nominees do not have discretionary power to vote) will be treated as present for purposes of determining a quorum.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting

This Proxy Statement and the Company’s Annual Report to Shareholders are available for review on the Internet. Instructions on how to access and review the materials on the Internet can be found on the Notice, or as applicable, on the accompanying proxy card.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The table set forth below lists as of January 31, 2009 (unless otherwise indicated) information regarding the beneficial ownership of shares of Common Stock by each current director, each nominee for director, each named executive officer of the Company, each person believed by the Company to be a beneficial owner of more than 5% of the Common Stock, and all current directors and executive officers of the Company as a group.

As used in this Proxy Statement, the term “named executive officers” refers to those individuals included in the Summary Compensation Table set forth in the “Executive Compensation” section below. For 2009, the named executive officers are: Mark F. Furlong, President and Chief Executive Officer of the Company; Gregory A. Smith, Senior Vice President and Chief Financial Officer of the Company; Thomas J. O’Neill, Senior Vice President of the Company; Kenneth C. Krei, Senior Vice President of the Company and Chairman, President and Chief Executive Officer of Marshall & Ilsley Trust Company National Association; and Randall J. Erickson, Senior Vice President, Chief Administrative Officer and General Counsel of the Company.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202	16,439,852	(2)	[6.2	]%
Barclay’s Global Investors, N.A. 400 Howard Street San Francisco, CA 94105	13,428,799	(3)	[5.2	]%
Andrew N. Baur	181,157	(4)	*
Jon F. Chait	75,086	(5)	*
John W. Daniels, Jr.	33,822	(6)	*
Randall J. Erickson	372,700	(7)	*
Mark F. Furlong	1,067,570	(8)	*
Ted D. Kellner	424,937	(9)	*
Kenneth C. Krei	275,664	(10)	*
Dennis J. Kuester	2,230,793	(11)	*
David J. Lubar	625,851	(12)	*
Katharine C. Lyall	66,419	(13)	*
John A. Mellowes	57,316	(14)	*
San W. Orr, Jr.	965,780	(15)	*
Thomas J. O’Neill	559,415	(16)	*
Robert J. O’Toole	60,003	(17)	*
Peter M. Platten, III	302,984	(18)	*
John S. Shiely	78,682	(19)	*
Gregory A. Smith	142,911	(20)	*
Debra S. Waller	30,705	(21)	*
George E. Wardeberg	83,103	(22)	*
James B. Wigdale	1,867,661	(23)	*

All current directors and executive officers of the Company as a group (34 persons) own 12,282,377 shares of Common Stock or     % of the total Common Stock outstanding. (24)

*less than 1%

(1)	Except as indicated below, all shares shown in the table are owned with sole voting and investment power. Includes options transferred to the employee’s immediate family or trust or partnership for the benefit thereof.

(2)	This information is based on Amendment No. 28 to Schedule 13G filed on February 17, 2009. All such shares are owned by wholly-owned subsidiaries of the Company as trustee or in other fiduciary capacities. The subsidiaries are Marshall & Ilsley Trust Company National Association (“M&I Trust Company”), M&I Investment Management Corp. and North Star Trust Company. Of these shares, one or more of the subsidiaries has sole voting power as to 2,125,250 shares, shared voting power as to 10,213,624 shares, sole dispositive power as to 5,127,333 shares and shared dispositive power as to 11,312,519 shares. The amount and percentage of shares beneficially owned, and the amount of shares to which M&I Trust Company and North Star Trust Company have shared voting or investment power, include 9,931,423 shares held by M&I Trust Company as to which the Company, M&I Trust Company and North Star Trust Company disclaim beneficial ownership.

(3)	This information is based on a Schedule 13G filed on February 6, 2009 by Barclays Global Investors, N.A. on its behalf and on behalf of its following affiliates: Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited and Barclays Global Investors (Deutschland) AG. According to the Schedule 13G, Barclays Global Investors, N.A. and the named affiliates have, in aggregate, sole voting power with respect to 12,042,022 shares of Common Stock and sole dispositive power with respect to 13,482,799 shares of Common Stock.

(4)	Includes 22,043 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009, 106,259 shares held by Mr. Baur’s family trust, 49,330 shares held in the M&I Retirement Program and 3,525 shares held in the Company’s deferred compensation plan for directors.

(5)	Includes 28,723 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009 and 46,363 shares held in the Company’s deferred compensation plan for directors.

(6)	Includes 22,043 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009 and 11,260 shares held in the Company’s deferred compensation plan for directors.

(7)	Includes 317,348 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009, 1,644 shares held in the M&I Retirement Program and 32,150 shares held in the Company’s deferred compensation plan for executives.

(8)	Includes 910,489 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009, 950 shares held in the M&I Retirement Program and 156,130 shares held in the Company’s deferred compensation plan for executives.

(9)	Includes 45,096 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009. Includes 49,998 shares held in trust for which Mr. Kellner exercises shared voting power, 127,200 shares as to which Mr. Kellner exercises sole voting power and 14,643 shares held in the Company’s deferred compensation plan for directors.

(10)	Includes 242,074 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009 and 693 shares held in the M&I Retirement Program.

(11)	Includes 1,759,525 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009, 8,735 shares held in a donor-advised charitable foundation and 1,435 shares held in the Company’s deferred compensation plan for directors.

(12)	Includes 8,681 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009, 5,961 shares held in the Company’s deferred compensation plan for directors, 10,000 shares held by Mr. Lubar’s family trust and 593,084 held in a general partnership in which Mr. Lubar exercises shared voting power.

(13)	Includes 60,129 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009 and 1,290 shares held in the Company’s deferred compensation plan for directors.

(14)	Includes 42,086 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009, 1,200 shares held in trust as to which he disclaims beneficial ownership, and 11,840 shares held in the Company’s deferred compensation plan for directors.

(15)	Includes 48,767 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009, 774,997 shares held by trusts for which Mr. Orr exercises shared voting and investment power and as to which Mr. Orr disclaims beneficial ownership, and 41,318 shares held in the Company’s deferred compensation plan for directors.

(16)	Includes 486,378 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009, 6,380 shares held in the M&I Retirement Program, and 61,608 shares held in the Company’s deferred compensation plan for executives.

(17)	Represents 42,086 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009 and 17,917 shares held in the Company’s deferred compensation plan for directors.

(18)	Includes 55,677 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009, 64,893 shares held by Mr. Platten’s family as to which he disclaims beneficial ownership, 66,507 shares held in the M&I Retirement Program and 1,236 held in the Company’s deferred compensation plan for directors. Of the shares of Common Stock beneficially owned by Mr. Platten, 70,000 shares are pledged as security.

(19)	Includes 62,129 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009 and 2,554 shares held in the Company’s deferred compensation plan for directors.

(20)	Includes 100,215 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009 and 31,708 shares held in the Company’s deferred compensation plan for executives.

(21)	Represents 28,724 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009 and 1,981 shares held in the Company’s deferred compensation plan for directors.

(22)	Represents 62,129 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009 and 20,974 shares held in the Company’s deferred compensation plan for directors.

(23)	Includes 1,456,463 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009, 927 shares held in the Company’s deferred compensation plan for directors and 171,921 shares held by Mr. Wigdale’s family as to which he disclaims beneficial ownership.

(24)	Includes 8,028,560 shares that could be acquired pursuant to the exercise of stock options within 60 days of January 31, 2009, 183,225 shares held in the Company’s deferred compensation plan for directors, 513,995 shares held in the Company’s deferred compensation plan for executives, 173,585 shares held in the M&I Retirement Program and 100,388 shares of restricted stock as to which the holders exercise sole voting power.

In addition to the ownership of Common Stock described above, as of February 1, 2009, each of Messrs. Baur, Erickson, Krei, Kuester, Orr, Shiely, Smith and Wigdale beneficially owns a total of 28 shares of Series A Adjustable Rate Preferred Stock (the “Preferred Stock”) of M&I Zion Investment II Corporation and M&I Marshall & Ilsley Investment II Corporation, two of the Company’s subsidiaries formed as real estate investment trusts (the “M&I REIT Subsidiaries”). Mr. Kuester’s wife also owns a total of 28 shares of Preferred Stock of the M&I REIT Subsidiaries. Mr. Kuester disclaims beneficial ownership of these shares. Each such person owns less than 1% of the outstanding Preferred Stock of each of the M&I REIT Subsidiaries. All current directors and executive officers as a group beneficially own a total of 448 shares of Preferred Stock of the M&I REIT Subsidiaries, representing 1.5% of the Preferred Stock of each subsidiary. In addition, each of Messrs. Baur, Erickson and Furlong beneficially owns four shares of preferred stock of SWB Investment II Corporation, which is also a subsidiary of the Company formed as a real estate investment trust. Mr. Furlong’s wife also owns one share of SWB Investment II Corporation. All current directors and executive officers as a group beneficially own a total of 12 shares of preferred stock of SWB Investment II Corporation, representing 1.3% of the preferred stock of such company.

On November 14, 2008, as part of the United States Department of the Treasury’s (the “U.S. Treasury”) Capital Purchase Program (the “Capital Purchase Program”), the Company entered into a Letter Agreement with the U.S. Treasury pursuant to which the Company agreed to sell 1,715,000 shares of Preferred Stock to the U.S. Treasury, along with a warrant to purchase 13,815,789 shares of Common Stock (the “Warrant Shares”) at an initial exercise price of $18.62 per share. The U.S. Treasury currently owns all issued and outstanding Preferred Stock of the Company. The table above does not reflect the U.S. Treasury’s ownership of the Preferred Stock because, subject to the terms of the Certificate of Designations of the Preferred Stock, the Preferred Stock is non-voting except for class voting rights on matters that would adversely affect the rights of the holders of the Preferred Stock. The table does not reflect beneficial ownership by the U.S. Treasury of the Warrant Shares because, pursuant to the Letter Agreement, the U.S. Treasury does not have any voting rights with respect to the Warrant Shares.

PROPOSAL 1. ELECTION OF DIRECTORS

In accordance with the Company’s Restated Articles of Incorporation, the individuals elected at the Annual Meeting will serve for one year terms expiring at the 2010 Annual Meeting and, with respect to each director, until his or her successor is elected and qualified. The term of each incumbent director listed below under “Nominees Standing for Election” expires at the 2009 Annual Meeting. Debra S. Waller, whose term expires at the Annual Meeting, is not standing for re-election. The Company is grateful to Ms. Waller for her service to the Board and to the Company. The descriptions in this section provide certain information about each of the nominees for election as a director.

Vote Required

Directors are elected by a plurality of the votes cast by holders of the Common Stock entitled to vote at a meeting at which a quorum is present. In other words, the 15 nominees who receive the largest number of votes will be elected as directors. Any shares not voted, whether by withheld authority, broker non-vote or otherwise, will have no legal effect in the election of directors.

In accordance with the Company’s Corporate Governance Guidelines, any nominee for director in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation offer to the Chairman of the Board. The Nominating Committee will promptly consider the tendered resignation offer and recommend to the Board whether to accept or reject it. The Board will act on the Nominating Committee’s recommendation no later than 90 days following the tender of the director’s resignation offer, and will disclose its decision (providing a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the tendered resignation offer) within four business days following such decision. This description of the Corporate Governance Guidelines provision regarding director elections is qualified in its entirety by the full text of the Corporate Governance Guidelines, which are available on the Company’s web site at www.micorp.com.

Any votes attempted to be cast “against” a candidate are not given legal effect and are not counted as votes cast in an election of directors.

The Board of Directors recommends a vote FOR the election of each of the individuals nominated to serve as a director.

NOMINEES STANDING FOR ELECTION

Name and Age (as of March 1, 2009)	Principal Occupation and Directorships

Andrew N. Baur Age 64	Chairman of the Board of Southwest Bank, an M&I Bank, a wholly-owned subsidiary of the Company, since October 2002; Chairman of the Board and Chief Executive Officer of Mississippi Valley Bancshares, Inc., a bank holding company, and its subsidiary, Southwest Bank of St. Louis, from 1984 to September 2002. Also a director of Bakers Footwear Group, Inc., Wausau Paper Corp., Orgill, Inc., a provider of wholesale distribution and retail services to the home improvement industry, and St. Louis Cardinals, L.P. A Director since October 2002.

Jon F. Chait Age 58	Chairman of the Board and Chief Executive Officer of Hudson Highland Group, Inc., a global provider of professional staffing, retained executive search and human capital solutions, since October 2002; Chairman of Spring Group, plc, a provider of workforce management solutions, May 2000 through June 2002 and Chief Executive Officer from May 2000 to March 2002; Chairman and Chief Executive Officer of Magenta.com, a developer of web-enabled human resource solutions, 1998 to 2000; Executive Vice President, Secretary and Director, August 1991 to July 1998, Managing Director-International Operations, 1995 to July 1998, Chief Financial Officer, August 1993 to July 1998, Manpower Inc. and Executive Vice President, September 1989 to July 1998, Manpower International Inc., a provider of temporary employment services. A Director since 1990.

John W. Daniels, Jr. Age 60	Chairman since September 2007 and Partner since 1981, Quarles & Brady, L.L.P., a law firm. Chairman of the Board of North Milwaukee State Bank, 1997 to April 2005. National President, American College of Real Estate Lawyers. Also a director of V&J Foods, Inc. (and affiliates controlled by V&J Foods, Inc.), Metropolitan Milwaukee Association of Commerce, Greater Milwaukee Foundation, Zilber Foundation, Wisconsin United for Health Foundation, Inc., Greater Milwaukee Committee, Aurora Health Care and Ralph Evinrude Foundation. A Director since April 2005.

Mark F. Furlong Age 51	Chief Executive Officer since April 2007, President since April 2005, Executive Vice President from January 2002 to April 2005, Senior Vice President from April 2001 to January 2002, and Chief Financial Officer from April 2006 to June 2006 and April 2001 to October 2004; Director and President since July 2004, and Chief Executive Officer since April 2007 of M&I Marshall & Ilsley Bank; Director, Vice President and Treasurer of M&I Private Equity Group LLC and M&I Ventures L.L.C.; Director of Marshall & Ilsley Trust Company National Association, M&I Bank Mayville, M&I Equipment Finance Company and Milease, LLC; Senior Vice President of Southwest Bank, an M&I Bank. Also a director of Kforce Inc., a professional staffing firm, Wisconsin Manufacturers & Commerce, Greater Milwaukee Committee, Metropolitan Milwaukee Association of Commerce, United Performing Arts Fund and Junior Achievement of Wisconsin. A Director since April 2006.

Name and Age (as of March 1, 2009)	Principal Occupation and Directorships

Ted D. Kellner Age 62	Chairman and Chief Executive Officer of Fiduciary Management, Inc., an investment management firm, since 1980. Also a director of Metavante Technologies, Inc., American Family Mutual Insurance Company and Kelben Foundation, Inc. A Director since April 2000.

Dennis J. Kuester Age 66	Chairman of the Board since January 2005, Chief Executive Officer from January 2002 to April 2007, and President of the Company from 1987 to 2005; Chairman of the Board and Chief Executive Officer from October 2001 to April 2007, President from 1989 to October 2001 and Director since 1989, M&I Marshall & Ilsley Bank. Also a director of Metavante Technologies, Inc., Modine Manufacturing Company, Wausau Paper Corp., Benz Oil, Inc., YMCA of Metropolitan Milwaukee, Froedtert Hospital, Medical College of Wisconsin, the Lynde and Harry Bradley Foundation and the Christian Stewardship Foundation. A Director since February 1994.

David J. Lubar Age 54	President of Lubar & Co. Incorporated, a private equity investment firm, since 1992. Also a director of The Northwestern Mutual Life Insurance Company, Codgell Spencer, Inc., Greater Milwaukee Foundation, Milwaukee Jewish Federation, Jewish Community Foundation, UWM Foundation, UWM Real Estate Foundation, University School of Milwaukee, Wisconsin Policy Research Institute, Metropolitan Milwaukee Association of Commerce, and Froedtert & Community Health and various private companies. A Director since April 2007.

Katharine C. Lyall Age 67	Retired; President of the University of Wisconsin System from 1992 to September 2004. Also a director of Carnegie Foundation for the Advancement of Teaching, United Way of Dane County (Wisconsin), Council for Aid to Education and Wisconsin Public Television. A Director since December 1997.

Name and Age (as of March 1, 2009)	Principal Occupation and Directorships

John A. Mellowes Age 70	Chairman and Chief Executive Officer since 1980 of Charter Manufacturing Company, Inc., a producer of bar, rod, wire and wire parts for the auto industry and other industries. Also a director of Twin Disc, Inc., YMCA of Metropolitan Milwaukee and Junior Achievement of Wisconsin, Inc., and a member of the Board of Regents of the Milwaukee School of Engineering. A Director since April 2002.

San W. Orr, Jr. Age 67	Chairman of the Board and director of Wausau Paper Corp.; Attorney, Estates of A.P. Woodson & Family. Also a director and President of the Woodson YMCA Foundation and Nancy Woodson Spire Foundation, Inc., director of the Lynde and Harry Bradley Foundation and Chairman Emeritus of the University of Wisconsin Foundation. A Director since July 1994.

Robert J. O’Toole Age 68	Retired; Chairman of the Board and Chief Executive Officer from April 1992 to December 2005 and President and Chief Executive Officer from 1989 to 1992, and President and Chief Operating Officer from 1986 to 1989, A.O. Smith Corporation, a manufacturer of electric motors and water systems technologies. Also a director of A.O. Smith Corporation, Briggs & Stratton Corporation, a manufacturer of gasoline engines for outdoor power equipment, and Factory Mutual Insurance Company. A Director since April 2002.

Peter M. Platten, III Age 69	Retired; Vice Chairman of the Board of the Company from May 1994 to May 1997; Former President and Chief Executive Officer, January 1989 to May 1994, Valley Bancorporation, a bank holding company; Director since 1980 and Corporate Secretary since May 1985 of Green Bay Packers, Inc. A Director since May 1994.

Name and Age (as of March 1, 2009)	Principal Occupation and Directorships

John S. Shiely Age 56	Chairman of the Board since January 2003, Chief Executive Officer since 2001, President from 1994 to 2008 and Chief Operating Officer from 1994 to 2001, Executive Vice President-Administration from 1991 to 1994, Briggs & Stratton Corporation, a manufacturer of gasoline engines for outdoor power equipment. Also a director of Quad/Graphics Inc., Cleveland Rock and Roll, Inc. (corporate board of the Rock and Roll Hall of Fame and Museum) and The Scotts Miracle-Gro Company; Chairman of the Board of Children’s Hospital and Health System, Inc., the Board of Trustees of the Medical College of Wisconsin; director and Vice Chairman of OPEI Education and Research Foundation and the Boys & Girls Clubs of Greater Milwaukee. A Director since April 1999.

George E. Wardeberg Age 73	Retired; Vice Chairman of the Board, Wisconsin Energy Corporation, a holding company with subsidiaries in utility and non-utility businesses, from April 2000 to May 2002; Chairman of the Board and Chief Executive Officer from 1997 to 2000, President and Chief Executive Officer from 1994 to 1997, WICOR, Inc., a holding company with subsidiaries in energy services and pump manufacturing. Also a director of Benz Oil, Inc. A Director since April 1999.

James B. Wigdale Age 72	Retired; Chairman of the Board of the Company from December 1992 to December 2004, Chief Executive Officer of the Company from October 1992 to December 2001, Vice Chairman of the Board of the Company from December 1988 to December 1992; Chairman of the Board, January 1989 to October 2001, Chief Executive Officer, September 1987 to October 2001, and Director since 1981 of M&I Marshall & Ilsley Bank. Also a director of Mason Wells, Inc., a private equity firm, Columbia St. Mary’s, a hospital organization, Green Bay Packaging Inc., a manufacturer of paperboard packaging, and Sentry Insurance. A Director since 1988.

CORPORATE GOVERNANCE MATTERS

Board of Directors

The Board of Directors has determined that as of February 19, 2009, 10 of 16 (63%) of the directors of M&I were independent under the listing standards of the New York Stock Exchange (the “NYSE Standards”) and the categorical independence standards adopted by the Board. The independent directors as of the date of this Proxy Statement are: Ms. Lyall, Ms. Waller and Messrs. Chait, Daniels, Mellowes, Orr, O’Toole, Platten, Shiely and Wardeberg. The categorical independence standards adopted by the Board relate to banking and other business relationships with the Company and are attached to this Proxy Statement as Appendix A and available on the Company’s web site described below.

The non-management directors of the Company have two regularly scheduled executive sessions per year and hold additional executive sessions as necessary. The Board of Directors, based upon the review and recommendation of the Nominating Committee, has appointed Mr. Platten to preside at the executive sessions of the non-management directors. Parties who wish to communicate directly with Mr. Platten or with the non-management directors as a group may direct written communications to the presiding director at:

Mr. Peter M. Platten, III

c/o Secretary

Marshall & Ilsley Corporation

770 North Water Street

Milwaukee, Wisconsin 53202

The Secretary of the Company will forward all communications to Mr. Platten unless otherwise instructed by the non-management directors.

The Board of Directors of the Company has the following standing committees: Compensation and Human Resources, Audit, Nominating, Retirement Investment and Risk Management. The Board of Directors has adopted written charters for all of its standing committees. The charters for the Compensation and Human Resources, Audit, and Nominating Committees are available on the Company’s web site described below.

Directors are expected to attend each regular and special meeting of the Board and of each Board committee on which the director serves. Directors are also expected to attend the Annual Meeting of Shareholders. Although the Company’s By-laws authorize members of the Board and Board committees to participate in and act at a meeting through the use of telephonic or other communication equipment, the personal attendance of directors at such meetings is preferred. The Board of Directors held eight meetings in 2008. Each director attended at least 75% of the meetings of the Board and Board committees on which such director served. All of the Company’s current directors attended last year’s Annual Meeting.

Corporate Governance Documents

Certain documents relating to corporate governance matters are available on the Company’s web site at www.micorp.com. These documents include, among others, the following:

•	Charter for the Audit Committee of the Board of Directors;

•	Charter for the Compensation and Human Resources Committee of the Board of Directors;

•	Charter for the Nominating Committee of the Board of Directors;

•	Categorical Standards for Lending, Banking and Other Business Relationships Involving the Company’s Directors;

•	Corporate Governance Guidelines; and

•	Code of Business Conduct and Ethics.

Shareholders also may obtain a copy of any of these documents free of charge by calling the M&I Shareholder Information Line at 1-800-642-2657. Information contained on any of the Company’s web sites is not deemed to be a part of this Proxy Statement.

Compensation and Human Resources Committee

The Compensation and Human Resources Committee (the “Compensation Committee”) is appointed to discharge the Board’s responsibilities relating to the compensation of the Company’s executive officers. The Compensation Committee is responsible for, among others things, reviewing performance criteria used in establishing appropriate compensation, retention, incentive compensation, severance and benefit policies and programs applicable to the executive officers of the Corporation. The Compensation Committee charter also requires that the Compensation Committee annually review and approve corporate goals and objectives for purposes of determining the Chief Executive Officer’s compensation, evaluate the Chief Executive Officer’s performance in light of such goals and objectives, and set the Chief Executive Officer’s compensation level based on this evaluation.

The Compensation Committee is also charged with periodically reviewing and approving or making recommendations to the Board with respect to the adoption of or material changes in employee benefit and compensation plans. In addition, the Compensation Committee must periodically review and approve, for the Chief Executive Officer and the other named executive officers: annual base salary levels; annual incentive opportunity levels; long-term incentive opportunity levels; employment, severance and change-in-control agreements; material perquisites or other in-kind benefits; and any other special or supplemental benefits, in each case, when and if appropriate.

Other duties of the Compensation Committee pursuant to its charter include reviewing and recommending to the Board all persons to be elected as Chairman, Chief Executive Officer, President, and Chief Financial Officer of the Company; periodically reviewing the succession plan for the Chief Executive Officer; and reviewing director fees and retainers on a periodic basis and recommending any changes to the Board. In connection with the Company’s participation in the Capital Purchase Program, the Compensation Committee’s charter was amended to also require that the Compensation Committee meet, at least annually, with senior risk officers of the Company to discuss and review the relationship between the Company’s risk management policies and practices and the incentive compensation arrangements for the Company’s senior executive officers, identifying and making reasonable efforts to limit any features in such compensation arrangements that could lead the senior executive officers to take unnecessary or excessive risks that could threaten the value of the Company, and provide a certification with respect to this review.

Individuals who are not members of the Compensation Committee may attend Compensation Committee meetings only at the invitation of the Compensation Committee Chair. During 2008, the Company’s Chief Executive Officer, Chief Administrative Officer and Director of Human Resources were invited to attend Compensation Committee meetings, although they were excused from the meetings as appropriate. The named executive officers provide recommendations to the Compensation Committee with respect to the compensation of executive officers who report to them. These recommendations are considered, adjusted as necessary and approved by the Compensation Committee.

The Compensation Committee may delegate to its Chairperson such power and authority as it deems appropriate, except as prohibited by law. The Compensation Committee has the sole authority to retain and terminate any compensation consultant to be used to assist in the evaluation of executive compensation and to approve the consultant’s fees and other retention terms. The Compensation Committee also has the authority to obtain advice and assistance from internal or external legal, accounting or other advisors. In accordance with the authority provided under its charter, the Compensation Committee retains the services of Hewitt Associates LLC (“Hewitt Associates”), a compensation consultant, to provide analyses and advice on various matters relating to the compensation of the Company’s executive officers and directors.

The current members of the Compensation Committee are Messrs. Wardeberg (Chairman), O’Toole and Shiely, all of whom are independent under the NYSE Standards. The Compensation Committee held 13 meetings and took action by unanimous written consent once in 2008. Additional information relating to the Compensation Committee may be found under the heading “Executive Compensation—Compensation Discussion and Analysis” in this Proxy Statement.

Audit Committee

The Audit Committee is a separately-designated standing committee of the Board of Directors as defined by Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee has responsibility for, among other things, (a) appointing or replacing the Company’s independent auditors, (b) overseeing the work of the independent auditors (including resolution of any disagreements between management and the auditors regarding financial reporting), (c) reviewing the independent auditors’ performance, qualifications and independence, (d) approving all auditing and permitted non-auditing services to be performed by the independent auditors with limited exceptions, (e) reviewing the Company’s financial statements, internal audit function and system of internal controls, (f) overseeing compliance by the Company with legal and regulatory requirements and with the Company’s Code of Business Conduct and Ethics, and (g) producing the report required by federal securities regulations for inclusion in the Company’s Proxy Statement. The current members of the Audit Committee are Messrs. Orr (Chairman), O’Toole and Ms. Lyall, all of whom are independent under the NYSE Standards. The Board has determined that Mr. Orr is an “audit committee financial expert” and “independent” as defined under applicable Securities and Exchange Commission rules. The Audit Committee held 14 meetings in 2008, including four meetings at which Mr. Orr accepted communications from the Company’s independent auditors on behalf of the Audit Committee.

Nominating Committee

The Nominating Committee is responsible for (a) identifying new candidates who are qualified to serve as directors of the Company, (b) recommending to the Board of Directors the candidates for election to the Board and for appointment to the Board’s committees, (c) considering any nominations for director submitted by shareholders, (d) developing, and recommending to the Board, and thereafter periodically reviewing, the Corporate Governance Guidelines and principles applicable to the Company, and (e) monitoring and advising the Board on corporate governance matters and practices. The members of the Nominating Committee are Messrs. Platten (Chairman), Chait and Daniels, all of whom are independent under the NYSE Standards. The Nominating Committee held three meetings and took action by unanimous written consent once in 2008.

The Nominating Committee will consider candidates nominated by shareholders in accordance with the procedures set forth in the Company’s By-laws. Under the Company’s By-laws, nominations other than those made by the Board of Directors or the Nominating Committee, must be made pursuant to timely notice in proper written form to the Secretary of the Company. To be timely, a shareholder’s request to nominate a person for election to the Board, together with the written consent of such person to serve as a director, must be received by the Secretary of the Company not less than 90 days prior to the anniversary date of the annual meeting of shareholders in the immediately preceding year. To be in proper written form, the notice must contain certain information concerning the nominee and the shareholder submitting the nomination.

Under the Company’s By-laws, no person is eligible to be elected a director at a meeting of shareholders held on or after the date he or she attains the age of 72, although the Board, at its discretion, may waive the age limitation or establish a greater age from time to time. In connection with the declassification of the Board of Directors in 2007, the Board adopted a waiver of the age limitation on directors such that directors in office on the date of the 2007 Annual Meeting will continue to be eligible to be elected a director for any year in which such directors would have been eligible to serve had the Board remained classified. In February 2009, the Board of Directors, upon the recommendation of the Nominating Committee, waived the age limit to allow Mr. Wigdale to stand for election as a director at the 2009 Annual Meeting of Shareholders. The Nominating

Committee felt that Mr. Wigdale’s many years of banking experience would be a valuable asset to the Board during the economic crisis the nation is currently facing. The Nominating Committee intends to grant waivers for the age limitation only in exceptional circumstances such as those involving Mr. Wigdale this year.

In addition, the Nominating Committee has adopted guidelines for evaluating and selecting candidates for election to the Board of Directors. Under these guidelines, each director should:

•	be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others;

•	be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	possess substantial and significant experience which would be of value of the Company in the performance of the duties of a director; and

•	have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director.

The Nominating Committee will evaluate eligible shareholder-nominated candidates for election to the Board of Directors in accordance with the selection guidelines. The full text of the guidelines can be found in the Nominating Committee’s charter, which is available on the Company’s web site described above.

Retirement Investment Committee

The Retirement Investment Committee is responsible for reviewing the activities of and decisions made by the trustees of, and the investment managers for, the Company’s Retirement Program. The members of the Retirement Investment Committee are Messrs. Kellner (Chairman), Baur, Chait and Mellowes. The Retirement Investment Committee held four meetings in 2008.

Risk Management Committee

The Risk Management Committee is responsible for assisting the Board in fulfilling its oversight responsibilities with respect to the risks inherent in the businesses of the Company and its subsidiaries and the control processes relating to such risks. The current members of the Risk Management Committee are Messrs. Daniels (Chairman), Lubar and Wigdale. The Risk Management Committee held five meetings in 2008.

LOANS AND OTHER TRANSACTIONS WITH THE COMPANY

Under its written charter, the Audit Committee is responsible for reviewing and approving all related party transactions that are material to the financial statements or that otherwise require disclosure to the Company’s shareholders, other than related party transactions that are approved by the full Board or by another committee of the Board. The Audit Committee is not responsible for approving transactions within the scope of Regulation O under the Federal Reserve Act.

Customers of the bank subsidiaries of the Company include nominees, directors and officers of the Company and their firms, immediate families and associates. Since January 1, 2008, some of such persons and firms have been indebted to the Company’s bank subsidiaries for loans made in the ordinary course of business. All such loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others and did not involve more than the normal risk of collectability or present other unfavorable features. In addition to loans, bank subsidiaries of the Company provide other banking services in the ordinary course of business to directors and executive officers and their firms, immediate families and associates.

On December 15, 2004, the Company entered into a consulting agreement with Mr. Wigdale. Under the consulting agreement, Mr. Wigdale agreed to consult with the executive officers and Board of Directors of the Company and its affiliates with respect to such matters as may be reasonably requested by the Company, and to continue to foster and maintain relationships with area businesses and community-based organizations on the Company’s behalf. The consulting agreement will remain in effect for as long as Mr. Wigdale continues to serve on the Board of Directors, unless it is sooner terminated by the mutual written consent of the parties or by Mr. Wigdale’s disability such that he is unable to perform his duties. Mr. Wigdale will not receive any cash remuneration under the consulting agreement. As compensation for the services described above, Mr. Wigdale will receive reimbursement for all reasonable travel and other expenses incurred in the performance of his duties under the consulting agreement; continued access to the Company’s facilities and services, with secretarial services and office space sufficient for Mr. Wigdale to perform his duties; a company car; access to Company aircraft for Company business; club dues; and financial planning services. The maximum annual benefit provided by the Company on behalf of Mr. Wigdale is limited to $50,000, after which Mr. Wigdale must reimburse the Company for the excess amount.

In connection with the Company’s merger with Mississippi Valley Bancshares, Inc. on October 1, 2002, Mr. Baur entered into an agreement with M&I Marshall & Ilsley Bank (“M&I Bank”) under which Mr. Baur was employed until December 31, 2004. Under this agreement, Mr. Baur remains entitled to certain compensation and benefits, including a $2,000 monthly payment, the right to participate in the Company’s benefit and qualified retirement plans, health insurance coverage, the use of a car, and the payment of club dues until he reaches the age of 65 in 2009. In addition, Mr. Baur will be provided with office space until December 31, 2009. After he reaches age 65, Mr. Baur will be entitled to participate in the Company’s Medicare supplemental insurance plan. Mr. Baur is also entitled to reimbursement for all reasonable travel and other expenses, including a Company-owned vehicle, incurred by him in connection with his continuing roles as a director of the Company and Chairman of the Board of Southwest Bank, an M&I Bank.

On December 21, 2006, the Company entered into a transition and consulting agreement with Mr. Kuester relating to Mr. Kuester’s retirement as Chief Executive Officer on April 24, 2007. Under the transition and consulting agreement, Mr. Kuester continued to serve as Chairman of the Board and received salary at his then-current rate, and continued participation in other compensation and benefit programs until his retirement as an employee of the Company on January 1, 2008. Upon his retirement, Mr. Kuester became fully vested in any outstanding restricted shares or restricted share units that were not otherwise vested in accordance with their normal terms. The transition and consulting agreement further provides that Mr. Kuester will consult with the executive officers and the Board of Directors of the Company and its affiliates with respect to such matters as may be reasonably requested by the Company. In addition to his duties as Chairman of the Board, Mr. Kuester will maintain continued involvement with area businesses on the Company’s behalf, assist the Company with business development and retention, and participate in selected charitable organizations. The transition and consulting agreement will remain in effect for as long as Mr. Kuester continues to serve on the Board of Directors, unless it is sooner terminated by mutual written consent of the parties or by Mr. Kuester’s death or disability such that he is unable to perform his duties.

Under the transition and consulting agreement, Mr. Kuester received $20,833.33 per month during 2008 for serving as non-executive Chairman of the Board. Pursuant to its authority under the agreement, in December 2008, the Compensation Committee reduced this amount by 25% to $15,625 per month as part of the Company’s expense reduction initiatives designed to improve the Company’s balance sheet during the continuing economic downturn. This reduction was made in conjunction with the Board’s decision to reduce by 25% the annual retainer fee paid to non-employee directors of the Company. Mr. Kuester receives reimbursement for all reasonable travel and other expenses incurred in the performance of his duties under the transition and consulting agreement; continued access to the Company’s facilities and services, with secretarial services and office space sufficient for Mr. Kuester to perform his duties; a company car; access to Company aircraft, at Company expense, for Company business; club dues; and financial planning services. As compensation for the consulting services to be provided by Mr. Kuester while he remains on the Company’s Board but is no longer Chairman of the Board, Mr. Kuester will receive the same benefits as described above, except that the maximum annual benefit provided by the Company on behalf of Mr. Kuester for his personal expenses will be limited to $100,000. Mr. Kuester will be required to reimburse the Company for amounts in excess of these limits.

The Company allows all directors, including Messrs. Baur, Wigdale and Kuester, and their spouses incidental use of Company aircraft. This incidental use arrangement is described in additional detail under “Director Compensation in 2008,” below.

A son of each of Messrs. Baur and Wigdale was employed by the Company or its subsidiaries and each received compensation and benefits that exceeded $120,000 in 2008. Neither of these employees was an executive officer of the Company. The compensation and benefits received by each were established by the Company in accordance with its employment and compensation practices applicable to employees holding comparable positions. Messrs. Baur and Wigdale are not among the directors who have been determined by the Board of Directors to be independent under the NYSE Standards and the categorical independence standards adopted by the Board. In addition, during 2008, the Company retained Quarles & Brady, L.L.P., a law firm of which Mr. Daniels is Chairman and a Partner, to provide certain legal services to the Company and its subsidiaries.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview

Like most companies in the financial services sector, the recent and ongoing financial downturn had a significant negative impact on the Company’s 2008 results of operations and on the price of the Company’s Common Stock. Consistent with the objective of aligning the compensation of the Company’s executive officers with the annual and long-term performance of the Company and the interests of the Company’s shareholders, these factors have also been reflected in the compensation of the Company’s named executive officers for 2008, and in a number of executive compensation-related actions that have been taken by the Company and the Compensation Committee with respect to 2009.

As discussed above and in further detail below, one of the main objectives of the Company’s executive compensation program is to align a significant portion of each executive officer’s total compensation with the annual and long-term performance of the Company and the interests of the Company’s shareholders. The Company’s Annual Executive Incentive Plan, which plays a key role in fulfilling this objective, is designed specifically to establish a direct correlation between the annual incentives awarded to the participants and the financial performance of the Company. As a result, because the Company’s performance was below the threshold level under the plan, none of the named executive officers received annual incentive payments or bonuses with respect to 2008. In addition, the Compensation Committee used its negative discretion in determining not to make any cash incentive payments under the Company’s Wealth Management incentive plan, even though performance under that plan exceeded the threshold level. The total 2008 annual cash compensation for the named executive officers as a group decreased approximately 26% from 2007, and a total of approximately 56% since 2006.

Due to the decline in the price of the Common Stock, 2008 option and restricted stock grants to the named executive officers resulted in lower estimated grant date values than the 2007 awards, and the Compensation Committee determined not to increase the number of options or shares of restricted stock granted to the extent that would have been necessary to replace this value.

With respect to 2009, the Compensation Committee has taken a number of additional actions in response to the adverse economic conditions. These actions, which are discussed in more detail in this section, include:

•	A freeze on all named executive officers’ base salaries for 2009;

•	Revisiting the Company’s annual incentive strategy for 2009;

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In conjunction with the Company’s determination in February 2009 to sell its Company-owned aircraft, the Compensation Committee determined to eliminate any personal use of Company aircraft other than use of otherwise unoccupied space on Company aircraft for a flight that was otherwise scheduled for business purposes; and

•	Reductions of 25% in the monthly payments to the Chairman of the Company’s Board of Directors and in the annual retainer fees paid to the Company’s non-employee directors.

Furthermore, the Company and the Compensation Committee have taken and will continue to take all steps necessary to comply with the requirements imposed in connection with the Company’s participation in the Capital Purchase Program. These steps included the Compensation Committee undertaking an analysis to review the relationship between the Company’s risk management policies and practices and its incentive compensation arrangements for the named executive officers in order to identify any features in the executive compensation program that might lead to unnecessary or excessive risk taking that could threaten the value of the Company.

As described in more detail below, the recently enacted American Recovery and Reinvestment Act of 2009 (the “ARRA”) contains a number of significant new limitations on executive compensation for Capital Purchase Program participants. Because the regulations under the ARRA have not yet been issued, the ultimate impact of these limitations on the Company’s executive compensation program is uncertain. As a result, the Compensation Committee intends to assess what actions may be necessary in response to these limitations, including a potential reversal of the freeze on base salary increases, in order to ensure that the executive compensation program will continue to fulfill its philosophy and objectives.

The Company and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined below. Named executive officer compensation for 2008 reflects the effectiveness of the Company’s executive compensation program in fulfilling its objectives during times of economic difficulty and weak financial performance. As always, the Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill these objectives.

Compensation Philosophy, Policies and Objectives

The Company believes that a strong management team comprised of the most talented individuals in key positions is critical to the profitability of the Company. This remains true in difficult economic times. The Company’s executive compensation program is an important tool for attracting, retaining and motivating such individuals. Therefore, it is vital that the Company’s named executive officers receive an aggregate compensation package that is both competitive with the compensation received by similarly-situated executive officers at peer group companies, and also reflective of each individual named executive officer’s contributions to the success of the Company on both a long-term and short-term basis. The objectives of the Company’s compensation program, as discussed below, are designed to execute this philosophy.

The Company’s executive compensation program is designed with two main objectives:

•	to offer a competitive total compensation value that will allow the Company to continue to attract, retain and motivate highly talented individuals to fill key positions; and

•	to align a significant portion of each executive officer’s total compensation with the annual and long-term performance of the Company and the interests of the Company’s shareholders.

With these objectives serving as a foundation, the Company, through the Compensation Committee, seeks to reward leadership, innovation and entrepreneurship among its executive officers—qualities that are assessed in each executive in light of both the historical financial performance of the Company and the executive’s role in ensuring the future financial success of the Company. These objectives are reflected in the charter of the Compensation Committee, which, among other things, directs the Compensation Committee to consider such factors as the Corporation’s performance and relative shareholder return, and the value of similar incentive grants or awards to chief executive officers at similar companies in determining the Chief Executive Officer’s compensation.

Administration and Process

The Company’s executive compensation program is administered by the Compensation Committee. The Compensation Committee does not use formulaic or mechanical procedures in determining compensation amounts or allocation of specific elements of compensation, or in determining types of awards to be granted. Rather, the Compensation Committee establishes base salary and target performance levels based on a number of factors designed to further the Company’s executive compensation objectives, to be competitive with the compensation received by similarly-situated executive officers at peer group companies and to reflect the conditions of the markets in which the Company operates and the relative financial performance of peer group companies (as discussed below). For certain executive officers, the financial performance of the business unit or division for which the executive has responsibility may receive a proportionately larger consideration by the Compensation Committee.

In establishing base salary and target performance levels, the Compensation Committee receives input from its compensation consultant, Hewitt Associates. The Compensation Committee instructs Hewitt Associates to provide a compilation of raw data with respect to selected executive positions at peer group companies, including base salary and annual and long-term incentive award data. Hewitt Associates is also instructed to assist the Compensation Committee in ensuring that the Compensation Committee’s actions are consistent with the Company’s business needs, compensation philosophy and prevailing market practices, and in making compensation decisions that represent the long-term interests of the Company’s shareholders. The role of Hewitt Associates as it relates to each element of named executive officer compensation is described in further detail below.

In addition to Hewitt Associates’ service as compensation consultant to the Compensation Committee, in July 2008, the Company engaged Hewitt Associates to complete a benefit index comparing the Company’s benefit programs to 15 financial organizations identified by the Company. This project also included a review of the M&I Health Plan for market competitiveness and for regulatory compliance. Neither the Compensation Committee nor the Company believes that the Company’s engagement of Hewitt Associates for this project affected the ability of Hewitt Associates to perform its duties pursuant to its engagement by the Compensation Committee.

The Compensation Committee regularly reviews the overall compensation of the Company’s named executive officers. In 2008, Hewitt Associates presented a report to the Compensation Committee comparing the Company’s performance, size and executive compensation levels to those of peer group companies and met with the Compensation Committee to review the base salaries, annual incentive compensation, total cash compensation, long-term compensation and total compensation of the Company’s senior executive officers relative to the peer group companies. The performance comparison presented to the Compensation Committee each year includes a comparison of the Company’s total shareholder return, earnings per share growth, return on tangible equity and return on assets to the peer group companies on one-, three- and five-year bases. For the purpose of this performance comparison, “total shareholder return” is a measure of the total return percentage change over the relevant period on a one dollar investment in the relevant company’s common stock at the beginning of the period, assuming all dividends are reinvested on the applicable ex-dividend date. “Return on tangible equity” is defined as net income, adjusted for tax-affected amortization of intangibles, as a percentage of average tangible equity. “Return on assets” is defined as net income as a percentage of average assets.

The Compensation Committee does not benchmark overall compensation against the peer group companies. The purpose of the comparison to the peer group companies is to provide a context for the Compensation Committee of the performance of the Company relative to the performance of its peers as it reviews and makes determinations regarding named executive officer compensation levels. The Compensation Committee reviews this information along with tally sheets that provide information about all of the components of each named executive officer’s compensation. The Compensation Committee uses the information provided by the tally sheets in combination with the performance comparison to ensure that levels of each component of each named executive officer’s compensation are in keeping with the Company’s compensation philosophy and objectives.

Additional information concerning the Compensation Committee may be found in the “Corporate Governance Matters” section of this Proxy Statement.

Participation in Capital Purchase Program

As described above under “Security Ownership of Certain Beneficial Owners,” on November 14, 2008, the Company became a participant in the Capital Purchase Program. In connection with its participation in the Capital Purchase Program, the Company is required under current regulations, for the duration of the period that the U.S. Treasury holds any equity or debt position in the Company acquired under the Capital Purchase Program, to take the following actions with respect to its executive compensation arrangements relating to its “Senior Executive Officers” (the “SEOs”):

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require that SEO bonus and incentive compensation are subject to recovery or “clawback” by the Company if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria;

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prohibit any “golden parachute” payment to the SEOs, generally meaning any payment in the nature of compensation to (or for the benefit of) an SEO made in connection with an applicable severance from employment to the extent the aggregate present value of such payments equals or exceeds an amount equal to three times the SEO’s “base amount” (generally defined as the five-year average of the executive’s compensation); and

•

agree that it will be subject to Section 162(m)(5) of the Internal Revenue Code (the “Code”), which reduces the annual tax deduction limit for remuneration paid to the SEOs during any taxable year from $1,000,000 to $500,000 and eliminates the availability of the exception to the deduction limit for performance-based compensation, as defined in the Code.

The Company’s SEOs currently consist of the same executive officers as are designated named executive officers for purposes of this Proxy Statement.

In order to comply with these requirements, the Company entered into an Omnibus Amendment Agreement with each of the named executive officers. The Omnibus Amendment Agreements have the effect of amending each named executive officer’s compensation, bonus, incentive and other benefit plans, arrangements and agreements, as described in this section, as necessary to comply with the Capital Purchase Program requirements described above for any year in which the U.S. Treasury holds an equity or debt position in the Company. As a result, all named executive officer compensation arrangements are potentially subject to limitation in accordance with these requirements. The Omnibus Amendment Agreements also permit the Company to take any actions necessary to amend the SEOs’ incentive compensation arrangements in the event that the Compensation Committee determines, pursuant to the analysis described below, that any such arrangements encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company.

In addition, in connection with its participation in the Capital Purchase Program, the Compensation Committee is required to meet at least annually with the Company’s Chief Risk Officer or other senior risk officers to discuss and review the relationship between the Company’s risk management policies and practices and its SEO incentive compensation arrangements, identifying and making reasonable efforts to limit any features in such compensation arrangements that might lead to the SEOs taking unnecessary or excessive risks that could threaten the value of the Company. The Compensation Committee, on behalf of the Company, must certify that it has completed the review and taken any necessary actions.

In response to this requirement, in January 2009 the Compensation Committee met with the Company’s Chief Risk Officer. The Chief Risk Officer presented the Compensation Committee with an overview of the Company’s overall risk structure and the top risks identified within the Company, and discussed the process by which she had analyzed the risks associated with the executive compensation program. This process included, among other things, a comprehensive review of the program and discussions with senior Human Resources personnel of the Company. In addition, with the assistance of Hewitt Associates, the Compensation Committee reviewed with the Chief Risk Officer the structure of the Company’s overall executive compensation program. This review included, without limitation, the upside and downside compensation potential under the Company’s annual incentive plans; the long-term view encouraged by the design and vesting features of the Company’s long-term incentive arrangements; and the extent to which the Compensation Committee and the Company’s management monitor the program. Based on its analysis of these and other factors, the Compensation Committee determined that the Company’s executive compensation program does not encourage the SEOs to take unnecessary and excessive risks that threaten the value of the Company, and that no changes to the program were required for this purpose. The required certification of the Compensation Committee is provided in the Compensation and Human Resources Committee Report set forth following this Compensation Discussion and Analysis.

On February 17, 2009, President Barack Obama signed the ARRA into law. The ARRA includes provisions directing the Secretary of the U.S. Treasury and the SEC to impose additional limits on compensation of executives of companies that participate in the Capital Purchase Program as long as the U.S. Treasury owns preferred stock and/or stock purchase warrants of such companies under the Capital Purchase Program. These provisions include, among others:

•	a prohibition on golden parachute payments to any SEO or any of the next five most highly compensated employees of the participating company;

•

a prohibition on paying or accruing any bonus, retention award, or incentive compensation to the SEOs and the twenty next most highly compensated employees that fully vests during the period in which any obligation under the Capital Purchase Program remains outstanding or that has a value greater than one-third of the total amount of the annual compensation of the employee receiving the award; and

•	an annual, non-binding shareholder vote on the company’s executive compensation program.

In accordance with the ARRA and based on recent guidance issued by the SEC, the Board of Directors authorized a non-binding advisory shareholder vote on the Company’s executive compensation plans, programs and arrangements. See “Proposal 5: Advisory Vote on Executive Compensation.”

Other provisions of the ARRA require the participating companies to establish a board compensation committee that must meet at least semi-annually to discuss and evaluate employee compensation plans in light of an assessment of any risk posed to the company from the plans; to adopt a company-wide policy regarding “excessive” or “luxury” expenditures; and to annually file a written certification of the company’s CEO and CFO as to the company’s compliance with the requirements.

Because the regulations required under the ARRA have not yet been issued, the ultimate impact of these limitations on the Company’s executive compensation program is uncertain. The Company and the Compensation Committee will take any actions necessary to comply with the regulations once they are issued and, as described above, the Omnibus Amendment Agreements will have the effect of amending each named executive officer’s compensation arrangements and agreements accordingly. As described in more detail below, the Company’s executive compensation program has historically been heavily focused on performance-based elements, including annual and long-term incentive compensation. It appears that the Compensation Committee’s ability to use these performance-based elements will be severely limited under the ARRA regulations. As a result, the Compensation Committee intends to assess what actions may be necessary in response to these limitations, including a potential reversal of the freeze on base salary increases, in order to ensure that the executive compensation program will continue to fulfill its philosophy and objectives.

Peer Group

As more fully described in this section, one of the factors considered by the Compensation Committee in determining named executive officer compensation is the relative performance of and the compensation of executives in peer group companies. The peer group is comprised of a subset of the companies included in the Keefe, Bruyette & Woods 50 Bank Index (the “KBW 50 Index”) that provide relevant comparative information based on the similarity of the nature and scope of their businesses and the size of their asset holdings to those of the Company. The composition of the peer group is reviewed annually and companies are added or removed from the group as circumstances warrant so that the group continues to provide a relevant comparison. For 2008, the peer group companies were as follows:

•	Associated Banc-Corp;

•	BB&T Corporation;

•	Colonial Bancgroup Inc.;

•	Comerica Incorporated;

•	Fifth Third Bancorp;

•	First Horizon National Corporation;

•	Huntington Bancshares Inc.;

•	KeyCorp;

•	M&T Bank Corporation;

•	National City Corporation;

•	Northern Trust Corporation;

•	The PNC Financial Services Group, Inc.;

•	Regions Financial Corporation;

•	Synovus Financial Corp.; and

•	Zions Bancorporation.

Elements of Executive Compensation

The Company’s executive compensation program has both objective (performance-based) and subjective elements. Based on its review of each named executive officer’s total compensation opportunities and performance, and the performance of the Company, the Compensation Committee allocates compensation among the elements in the manner that it considers to be most likely to achieve the objectives of the Company’s executive compensation program. The specific elements, which include base salary, annual incentive compensation and long-term compensation, are described below.

Base Salary

Each of the Company’s named executive officers receives a base salary. In January of each year, the Compensation Committee determines named executive officer base salaries for that year. For 2008, the named executive officers’ base salaries were determined by the Compensation Committee based on a combination of two factors. The first factor was the Compensation Committee’s evaluation of the salaries paid to executives with similar responsibilities at peer group bank holding companies. The second factor was the Compensation Committee’s evaluation of the executive’s unique role, job performance and other circumstances. The Compensation Committee evaluates the marketplace salary data to help ensure that the base salaries of the Company’s named executive officers are within competitive practice relative to the base salaries of named executive officers in the peer group bank holding companies. Likewise, based on its evaluation of a named executive officer’s unique role, job performance and other circumstances, the Compensation Committee may determine that the named executive officer’s base salary should be adjusted to reflect that information. For example, if, in the view of the Compensation Committee, a named executive officer of the Company has greater or lesser responsibilities than his or her counterparts at the peer group companies, the Compensation Committee would consider that information in deciding the level at which to establish that named executive officer’s base salary relative to the peer group companies.

Based on its review of these factors, in January 2008, the Compensation Committee determined to increase each of the named executive officers’ base salaries in 2008 in order to maintain the Company’s competitive total compensation position in the marketplace. The increase in Mr. Furlong’s salary for 2008 also reflected his promotion to the role of Chief Executive Officer, which occurred during 2007.

As part of the Company’s expense reduction initiatives, in January 2009, the Compensation Committee determined to freeze the named executive officers’ base salaries for 2009. More specific information regarding each named executive officer’s 2008 base salary is provided under “Executive Compensation—Summary Compensation Table” in this Proxy Statement.

Annual Incentive Compensation

The Company’s Annual Executive Incentive Plan is intended to establish a direct correlation between the annual incentives awarded to the participants and the financial performance of the Company or its divisions or subsidiaries. This purpose is in keeping with the Company’s compensation program objective of aligning a significant portion of each executive’s total compensation with the annual performance of the Company and the interests of the Company’s shareholders.

The Annual Executive Incentive Plan provides for annual cash incentive opportunities for the participants, including all of the Company’s named executive officers, based upon one or more objective financial performance criteria selected by the Compensation Committee. The Compensation Committee may select criteria from among earnings per share, earnings, return on average equity, return on average assets or revenue. Performance criteria may be used singularly or in combination, as determined by the Compensation Committee, to measure the performance of the Company or the applicable subsidiary or division or for the purpose of determining whether, and to what extent, an award will be payable under the respective annual incentive plan for the performance year. The Compensation Committee bases its selection of performance goals on the Company’s overall goals and performance budget for the year in order to align the goals of the named executive officers and other plan participants with the goals of the Company. As such, the Compensation Committee may select different performance criteria from year to year. For 2008, the performance criterion under the Annual Executive Incentive Plan was the Company’s earnings per share.

Incentive opportunities under the Annual Executive Incentive Plan are based on a percentage of each participant’s base salary and are paid out at specified levels if the performance goals set by the Compensation Committee are met for that year. Each January, the Compensation Committee evaluates the participants’ cash incentive opportunities under the plans and establishes target performance levels based on a number of factors, including the Company’s performance, the conditions of the markets in which the Company operates, the earnings performance of peer group companies, and annual cash incentive amounts provided by the peer group companies. For 2008, the target performance levels were also based on the Company’s performance budget in order to reflect the Company’s outlook and align the goals of the named executive officers with the goals of the Company. The target levels are intended to reward superior performance relative to peer group companies, taking into consideration the market conditions and industry trends that affect the Company. The Company’s performance results have exceeded the target levels under the Annual Executive Incentive Plan in three of the last five years. Because the targets are based on the Company’s performance budget, the targets are intended to be reasonably attainable given a maximum effort on the part of the Company’s named executive officers in consideration of conditions and trends.

Based on the considerations described above, for the 2008 Annual Executive Incentive Plan performance criterion, the Compensation Committee approved a matrix of “threshold,” “plan” and “maximum” performance levels and a potential opportunity amount for each named executive officer at each level, expressed as a percentage of each named executive officer’s base salary.

The performance criterion under the Annual Executive Incentive Plan for 2008 was earnings per share. The 2008 target performance range and actual performance achievement were as follows:

	Target Performance Range
Performance Criterion	Threshold	Target	Maximum	Achievement
Earnings Per Share	$2.08	$2.29	$2.50	$(2.19)

On August 21, 2008, the Compensation Committee adopted a separate short-term incentive arrangement (the “Wealth Management Plan”) under the Annual Executive Incentive Plan, and approved an award opportunity for Mr. Krei under the Wealth Management Plan. This incentive arrangement was administered in accordance with the terms of the Annual Executive Incentive Plan. The Compensation Committee adopted the

Wealth Management Plan in an effort to provide Mr. Krei with an incentive compensation opportunity based on the performance of the Company’s business for which he is directly responsible. Accordingly, the potential payout under the Wealth Management Plan was tied to the 2008 calendar year performance of the Company’s Wealth Management business. As with the Annual Executive Incentive Plan, the Wealth Management Plan provided for a potential cash incentive payment based on Mr. Krei’s base salary to be payable if the performance goals approved by the Compensation Committee were met for 2008. Based on what it believed were the most relevant indicators of the success of the Wealth Management business, the Compensation Committee determined that the performance criteria for 2008 were net income (weighted 60%) and revenue growth (weighted 40%), based on the combined results of the Company’s Wealth Management segment and Investment Division. As with the Annual Executive Incentive Plan, the Compensation Committee established performance targets for each of these criteria at levels intended to be reasonably attainable given maximum effort on the part of the participant in consideration of conditions and trends affecting the business line. The Wealth Management Plan target performance range and actual performance achievement were as follows:

		Target Performance Range ($ in millions)
Performance Criterion	Weight	Threshold	Target	Maximum	Achievement
Net Income	60%	$75.4	$83.8	$92.2	$39.0
Revenue Growth	40%	$368.1	$409.0	$449.0	$385.4

In keeping with the objectives they are designed to meet, no payouts are made for performance below threshold levels under either the Annual Executive Incentive Plan or the Wealth Management Plan. As a result, none of the named executive officers received cash incentive payouts under the Annual Executive Incentive Plan with respect to 2008. Mr. Krei would have been entitled to a payout under the Wealth Management Plan because the threshold performance level of revenue growth was achieved. However, based on the Company’s overall performance during 2008, and taking into consideration the recent and continuing economic downturn, the Compensation Committee exercised its negative discretion in determining not to make a cash incentive payment to Mr. Krei under the Wealth Management Plan with respect to 2008.

Additional information regarding the Company’s annual incentive compensation may be found in the “Grants of Plan-Based Awards” table in the “Executive Compensation” section of this Proxy Statement.

The recent and continuing economic downturn and the unprecedented volatility of the markets in which the Company operates have made it extremely difficult for the Compensation Committee to establish what it believes to be appropriate earnings-driven performance criteria under the Annual Executive Incentive Plan. Instead, the Compensation Committee has determined that any bonus payments to the named executive officers with respect to 2009, if permitted by law or regulation, will be based on such other factors as the Compensation Committee deems relevant and in keeping with the objectives of the annual incentive element of the Company’s executive compensation program. Such other factors may include a combination of other business-related performance metrics and subjective factors.

Long-Term Compensation

Long-term compensation is an area of particular emphasis in the Company’s executive compensation program, because the Company believes that these incentives foster the long-term perspective necessary for the continued success of the Company. This emphasis is consistent with the Company’s compensation program objective of aligning a significant portion of each executive’s total compensation with the long-term performance of the Company and the interests of the Company’s shareholders. The Company intends to continue this emphasis on long-term awards.

In arriving at long-term award levels, the Compensation Committee uses information provided by Hewitt Associates to compare the total value of each named executive officer’s long-term award package to those provided by peer group companies for similar positions. This comparison is intended to provide a context of prevailing market practices, rather than a benchmark against which the Company’s long-term award packages are to be measured. The Compensation Committee also determines the allocation of long-term awards to each long-term compensation component, including awards under the Company’s Equity Incentive Plan and Long-Term Incentive Plans. The types of awards available under these plans and the Compensation Committee’s approach to allocating among them are described below.

The Compensation Committee has chosen to use three forms of long-term awards: stock options, restricted stock and long-term incentive units. In determining the allocation of the long-term awards to the named executive officers from among these forms of awards, the Compensation Committee has determined to place the greatest emphasis on stock options. There are several reasons for this determination. First, stock options directly align the value of the benefit to the named executive officers with shareholder interests, since executives recognize a value only if and to the extent that the value of the Company’s Common Stock increases. Second, stock options are the most prevalent form of award among the Company’s peers. Finally, the term of stock options is the longest among the various forms of long-term awards, providing an incentive for the named executive officers to create long-term shareholder value.

With regard to allocation of other forms of long-term awards, the Compensation Committee has generally determined to place comparable emphasis on each of restricted stock and long-term incentive units. Each of these forms of award has characteristics that further the objectives of the Company’s executive compensation program. Restricted stock represents an award of full-value shares and vests over a period of five years. While the value of shares of restricted stock varies based upon the performance of the Company’s Common Stock, the primary objective of this form of award is to attract and retain the highly-talented individuals to whom the awards are granted. Long-term incentive units represent share equivalents of the Company’s Common Stock. Because long-term incentive units are earned only to the extent certain performance criteria are achieved, they provide a direct correlation of the resulting payments, if any, to the long-term performance of the Company.

As stated above, the Compensation Committee does not use formulaic or mechanical procedures to determine compensation amounts or allocation of specific elements of compensation, including long-term incentive awards. The process of determining award amounts generally begins with the Compensation Committee’s review of prior-year award levels. In the discretion of the Compensation Committee, award levels are adjusted from time to time to reflect changes in the circumstances of the named executive officers, the Company or the market as a whole. For example, if the market value of the Company’s Common Stock has changed over time such that, in the view of the Compensation Committee, the total value of a named executive officer’s long-term awards relative to his or her total compensation no longer fulfills the Company’s compensation philosophy and objectives, the Compensation Committee makes appropriate adjustments to that named executive officer’s long-term award levels. Similarly, if a named executive officer’s responsibilities change such that a particular type of award becomes disproportionately large or small relative to similarly situated individuals at the Company, the Compensation Committee may adjust the amount of that type of award paid to that named executive officer.

Stock Options. Stock options represent a right to purchase a specified number of shares of Common Stock at a purchase price of not less than 100% of the fair market value (defined as the closing price) of the Common Stock on the date the option is granted. The Compensation Committee determines the number of options to grant based on its analysis of awards by peer group companies, in keeping with the Company’s objective of offering a competitive total compensation value. Except in the case of specified corporate events such as stock splits or reclassifications of shares, the purchase price for Common Stock subject to options may not be reduced without the consent of the Company’s shareholders.

Prior to 2002, stock options were granted on the date of the Compensation Committee meeting at which they were approved. Since 2002, the Company’s practice has been to approve stock option awards in October of each year to be granted on a date certain that is after the date of approval and after the Company releases its third quarter earnings information.

In 2008, the Compensation Committee approved the number of options to be granted at its October 2008 meeting consistent with past practice. However, because of the unusually high level of volatility in the market price of the Company’s Common Stock in 2008, the Compensation Committee departed from past practice by meeting again following the release of the Company’s third quarter earnings information to approve the effective date of the grant, rather than approving the grants as of a future date certain as had been the Company’s practice since 2002. The purpose of this additional meeting was to attempt to ensure that the exercise price of the stock options would not be based on an anomalous market value that would not adequately align the interests of the named executive officers with the interests of the Company’s shareholders. While the additional meeting of the Compensation Committee was a departure from past practice, the timing of the 2008 option award grants, which were made on a date following the release of the Company’s third quarter earnings information, was consistent with past practice.

In determining the number of stock options and restricted stock units (as described below) to grant to the named executive officers, the Compensation Committee considered the effect of the recent decline in the market price of the Common Stock on the estimated grant date value of the awards and on the overall compensation value being delivered to the named executive officers, and how best to provide values that would allow the Compensation Committee to continue to meet the objectives of the long-term compensation elements of the Company’s executive compensation program. Based on this evaluation, the Compensation Committee determined to increase the number of stock options and restricted stock units granted to the named executive officers by 15% over the numbers granted in 2007. Due to the lower share price, however, the 2008 grants resulted in lower estimated grant date values than the 2007 awards. The Compensation Committee determined this reduction in compensation value to be appropriate in light of the Company’s recent performance and current market conditions.

The Compensation Committee may also grant stock options and restricted shares throughout the year in connection with new hires or special executive retention situations, such as promotions. The Compensation Committee has not made any retroactive grants of stock options.

Restricted Stock or Restricted Stock Unit Awards. A restricted stock or restricted stock unit award is an award of stock, or in the case of a restricted stock unit, a bookkeeping entry granting a participant the right to a share of Common Stock in the future, for some or no monetary consideration, as the Compensation Committee may specify.

Long-Term Incentive Awards. Under the Company’s Amended and Restated 1994 Long-Term Incentive Plan (the “LTIP”), the Compensation Committee may award units representing share equivalents of the Company’s Common Stock to participants in the plan, including the Company’s named executive officers. The Compensation Committee approves the performance criteria and payout multiples under the LTIP with respect to the performance period determined by the Compensation Committee. Historically, this approval has taken place in January of each year, and the performance period has typically been the three-year performance period commencing in January of each year. However, due to unprecedented market volatility and because of the uncertainty regarding the details of the executive compensation limitations under the ARRA, the Compensation Committee has chosen to temporarily postpone approval of performance criteria and payout multiples for a new three year performance period in order to allow time for additional analysis of the appropriate criteria and potential payout levels.

The measures among which the Compensation Committee may choose in establishing performance criteria are one or more of earnings per share, earnings, net income, revenues, return on average assets, return on average equity, total shareholder return or cost control of the Company and/or one or more of its subsidiaries or divisions. No payments of awards are made under the LTIP until the Compensation Committee determines that the performance targets to which the awards are subject have been met. The Compensation Committee has the discretion to reduce or to eliminate entirely any award if it determines that it is in the best interests of the Company to do so. The specific performance criteria with respect to each performance period and the weight given to each of such criteria have been based on a pre-determined compound annual growth rate of earnings per share and a target performance ranking for total shareholder return relative to the peer group.

For the three-year performance period ended December 31, 2008, as in past years, a payout multiple was applied to the units awarded to each participant based on the Company’s performance in relation to two performance criteria: total shareholder return, representing the total return of the Company’s Common Stock for the three-year period when compared with the total return for the stocks of the companies that compose the KBW 50 Index, and the Company’s cumulative earnings per share for the three-year period. To address the impact of the November 2007 separation of the Company and Metavante Corporation on the anticipated future earnings growth rates of the Company, which were a factor in determining the cumulative earnings per share performance goals under the LTIP, the Compensation Committee determined in December 2007 to change the weighting of the total shareholder return and cumulative earnings per share criteria for the performance periods ending December 31, 2008 and December 31, 2009 by placing a greater emphasis on the total shareholder return criterion. The weighting for these periods was changed from being equally weighted between the two criteria to being 75% weighted on total shareholder return and 25% weighted on cumulative earnings per share.

The Company’s performance in relation to each of the two performance criteria is calculated independently. As a result, a participant may receive a payout under one of the criteria but not under the other. For each criterion, the threshold payout multiple is 12.5% and the maximum is 137.5%, resulting in a combined maximum of 275%. No payout is made under a criterion for performance below threshold, as was the case with the cumulative earnings per share criterion in 2008. The resulting payout multiple is applied to the units awarded and units awarded to the participant in lieu of the payment of dividends. Under the terms of the LTIP, any payout obligations under the LTIP are satisfied in an amount of cash equal to the fair market value of the number of shares represented by the units.

Long-term performance levels for growth in earnings per share are intended to reflect strong earnings performance relative to the peer group companies, and target performance levels for total shareholder return are established at median performance relative to the companies in the KBW 50 Index. As shown below, actual total shareholder return performance levels exceeded the threshold level for the three-year performance period ended December 31, 2008, while actual cumulative earnings per share performance was below the threshold level for the period.

The following table presents information relating to the performance criteria, performance and target incentives for the three-year performance period ended December 31, 2008:

		Target Performance Range
Performance Criterion	Weight	Threshold	Target	Exceed	Maximum	Achievement	Payout %
Total Shareholder Return (percentile rank)	75%	25th	50th	75th	95th	38th	48.4%
Cumulative Earnings Per Share ($)	25%	$7.97	$8.68	$9.27	$9.70	$2.52	0%

Additional information regarding the Company’s long-term incentive compensation is provided under “Executive Compensation—Grants of Plan-Based Awards in Fiscal 2008” in this Proxy Statement.

Other Benefits and Perquisites

The Company’s executive officers participate in the health and dental coverage, life insurance, paid vacation and holiday and other programs that are generally available to all of the Company’s employees.

The perquisites provided to each of the named executive officers are regularly reviewed by the Compensation Committee. In 2008, these perquisites included payment of club dues, personal financial planning and tax preparation services and personal use of Company cars and, with respect to the Chief Executive Officer, personal use of Company aircraft limited to 40 flight hours per year.

In February 2009, the Company determined to sell its Company-owned aircraft. In connection with its annual review of perquisites, the Compensation Committee determined to eliminate any personal use of Company aircraft that would result in incremental cost to the Company. Executive officers and their immediate family members are permitted incidental personal use of Company aircraft. Under this incidental use arrangement, these individuals are, on occasion, allowed to use otherwise unoccupied space on Company aircraft for a flight that was otherwise scheduled for business purposes. The Company recognizes no incremental cost in connection with such use.

In 2008, the Company also paid the expenses related to the relocations of each of Mr. Furlong and Mr. Smith to the Milwaukee area. Mr. Furlong’s relocation was pursuant to the Company’s requirement that he move to Milwaukee in connection with his promotion to Chief Executive Officer of the Company. With respect to Mr. Smith, the payment of relocation expenses was made in accordance with his arrangement with the Company upon commencement of his employment.

The Company values perquisites at their incremental cost to the Company in accordance with SEC regulations, and the named executive officers are allowed to reimburse the Company for perquisites at their incremental cost to the Company to the extent that limitations on personal use are exceeded. Incremental cost does not necessarily reflect the total cost of a perquisite.

The Company believes that the benefits and perquisites it provides to its named executive officers are within competitive practice and customary for executives in key positions at comparable companies. These benefits and perquisites serve the Company’s objective of offering competitive compensation that allows the Company to continue to attract, retain and motivate highly talented people to these critical positions, ultimately providing a substantial benefit to the Company’s shareholders. Certain perquisites are also provided in part to reduce the amount of time and energy the named executive officers are required to devote to non-Company related matters, providing them additional time to focus on Company-related endeavors, and to increase their presence and ability to participate in the community in which the Company is headquartered.

Change of Control Agreements

The Company recognizes that, as with any public company, it is possible that a change of control of the Company may take place in the future. The Company also recognizes that the threat or occurrence of a change of control can result in significant distractions of key management personnel because of the uncertainties inherent in such a situation. The Company also believes that it is essential and in the best interests of the Company and its shareholders to retain the services of its key management personnel in the event of the threat or occurrence of a change of control and to ensure their continued dedication and efforts in such event without undue concern for their personal, financial and employment security. In keeping with this belief and its objective of retaining and motivating highly talented individuals to fill key positions, the Company has entered into identical change of control agreements with all of the named executive officers. In anticipation of Mr. Erickson and Mr. Krei being named executive officers in 2009, consistent with the Company’s past practice, in December 2008 the Company entered into change of control agreements with each of these individuals providing for three-year terms, rather than the two-year terms provided under their previous agreements.

The Compensation Committee periodically reviews the terms of the form of change of control agreement to ensure that the terms are consistent with this objective and that the Committee remains aware and approves of the Company’s potential obligations under the agreements. The change of control agreements guarantee the named executive officers specific payments and benefits upon a termination of employment as a result of a change of control of the Company. If a change of control occurs, the contract becomes effective and continues for a term of three years. The Compensation Committee has determined to provide the named executive officers with three- year change of control agreement terms in keeping with what it believes to be competitive practice and in keeping with the objective of attracting, retaining and motivating these highly talented individuals in their key positions. The employment term under the change of control agreements renews on a daily basis until the Company gives notice to terminate the daily renewal.

In accordance with the Omnibus Amendment Agreements entered into between the Company and each of the named executive officers, the potential benefits under the named executive officer change of control agreements are subject to reductions as necessary to be in compliance with the provisions of the Capital Purchase Program. Additional details of the terms of the change of control agreements described above are provided in the “Executive Compensation—Potential Payments upon Termination or Change of Control” section of this Proxy Statement.

Retirement Plans

In December 2006, the Company agreed to provide Mr. Furlong with a supplemental retirement benefit intended, when fully vested, to provide him with an annual retirement benefit such that the sum of the benefits from the Company’s contributions into its qualified and nonqualified retirement programs, Social Security and his supplemental retirement plan equals 55% of the sum of Mr. Furlong’s highest average salary and annual short term incentive compensation for any five of his last ten years of employment. As more fully discussed below under the Pension Plan Benefits table, the benefits under this arrangement will begin vesting when Mr. Furlong reaches age 55, and will be fully vested when he reaches age 62.

The 2005 Marshall & Ilsley Corporation Executive Deferred Compensation Plan provides selected key employees of the Company, including the named executive officers, with the ability to defer up to 80% of base salary and 100% of annual incentive payments. The plan also allows for deferral of gains upon vesting of shares of key restricted stock.

Each of the retirement plans described above, which are described in more detail in the “Executive Compensation—Potential Payments upon Termination or Change of Control” section of this Proxy Statement, are intended to reward the eligible executives for their contributions to the success of the Company based on a variety of measures. By rewarding valuable contributions by the named executive officers, the Compensation Committee believes it is better able to achieve the objective of attracting and retaining highly-talented individuals to fill key positions.

Impact of Accounting and Tax Treatments

Section 162(m) of the Code prohibits publicly held companies, such as the Company, from deducting certain compensation to any one named executive officer in excess of $1,000,000 during the tax year. However, Section 162(m) provides that, to the extent that compensation is based on the attainment of performance goals set by the Compensation Committee pursuant to plans approved by the Company’s shareholders, the compensation is not included for purposes of arriving at the $1,000,000 limitation. As described above, in connection with its participation in the Capital Purchase Program, the Company has agreed to be subject to Section 162(m)(5) of the Code. This section reduces the annual Section 162(m) tax deduction limit for remuneration paid to the SEOs during any taxable year from $1,000,000 to $500,000 and eliminates the availability of the exception to the deduction limit for performance-based compensation.

Tax deductibility under the Code is only one of the many factors the Compensation Committee considers in making executive compensation decisions. However, the Compensation Committee does not believe that it is in the best interests of the Company or its shareholders for the Compensation Committee to permit these arbitrary tax provisions to distort the effective development and execution of the Company’s compensation program, potentially preventing the Compensation Committee from achieving the objectives of the program. Thus, the Compensation Committee is permitted to and will continue to exercise discretion in those instances in which mechanistic approaches necessary to satisfy tax law considerations could compromise the interests of the Company’s shareholders and the objectives of the executive compensation program. In addition, because of the uncertainties associated with the application and interpretation of these provisions and the guidance issued thereunder, there can be no assurance that compensation intended to satisfy the requirements for deductibility will in fact be deductible.

Section 409A of the Code, which was signed into law in October 2004, amended the tax rules to impose restrictions on funding, distributions and elections associated with nonqualified deferred compensation arrangements. Section 409A imposes substantial penalties and results in the loss of any tax deferral for nonqualified deferred compensation that does not meet its requirements. The Compensation Committee has structured the elements of the Company’s compensation program to comply with the distribution, timing and other requirements of Section 409A. These actions are intended to prevent certain elements of executive compensation to result in substantial tax liability for the named executive officers pursuant to Section 409A. However, because of the uncertainties associated with the application and interpretation of Section 409A and the guidance issued thereunder, there can be no assurance that every element of the Company’s compensation program does, in fact, comply with such requirements.

COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT

The Compensation Committee of Marshall & Ilsley Corporation has reviewed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

In addition, the Compensation Committee certifies that it has reviewed with senior risk officers of the Company the Company’s SEO incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage SEOs to take unnecessary and excessive risks that threaten the value of the Company.

The Compensation and Human Resources Committee:

Mr. Wardeberg, Chairman	Mr. O’Toole	Mr. Shiely

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Total ($)(6)	Total ($)
Mark F. Furlong	2008	875,000	0	268,541	950,916	0	77,442	174,766	2,346,665
President and Chief Executive Officer	2007	750,000	316,876	1,386,957	668,317	0	119,763	159,343	3,401,256
	2006	600,000	0	1,206,654	794,189	784,800	701,853	127,600	4,215,096

Gregory A. Smith	2008	480,000	0	287,931	418,793	0	5,755	157,485	1,349,964
Senior Vice President and Chief Financial Officer	2007	465,000	74,400	399,754	288,785	0	1,601	106,883	1,336,423
	2006	242,045	48,325	114,931	108,278	351,675	2,946	39,118	907,318

Thomas J. O’Neill	2008	415,000	0	41,048	335,050	0	16,915	60,193	868,206
Senior Vice President	2007	400,000	121,031	577,508	308,397	0	5,145	95,388	1,507,469
	2006	385,000	0	573,879	402,077	401,200	0	100,057	1,862,213

Kenneth C. Krei	2008	415,000	0	54,979	308,580	0	0	62,131	840,690
Senior Vice President, Chairman, President and Chief Executive Officer, M&I Trust Company	2007	400,000	115,329	450,411	278,684	0	824	98,907	1,344,155
	2006	380,000	0	489,123	347,021	396,000	744	133,014	1,745,902

Randall J. Erickson (7)	2008	400,000	0	38,684	267,788	0	9,250	54,082	769,804
Senior Vice President, Chief Administrative Officer and General Counsel

(1)	Salary adjustments for the Company’s executive officers generally are effective on January 1 of each year. In addition to the other factors considered by the Compensation Committee, Mr. Furlong’s base salary for 2008 reflected his promotion to the role of Chief Executive Officer of the Company.

(2)	Amounts shown represent the expense for both restricted shares and long-term incentive units recognized by the Company in accordance with Financial Accounting Standard No. 123(R) (“FAS123(R)”), which requires that compensation cost relating to share-based payment transactions be recognized in the financial statements. The values set forth in this column represent the dollar amounts recognized in accordance with FAS 123(R) with respect to the applicable year, disregarding the estimate of forfeitures for service-based vesting contributions. The expense recognized by the Company in accordance with FAS 123(R) may differ from the value that will eventually be realized by the named executive officers, which will be based on the market value of the Common Stock at the time of vesting (and, for the long-term incentive units, will also be dependent upon the performance of the Company relative to the targets established by the Compensation Committee). The assumptions used to determine the FAS 123(R) values with respect to 2008 are described in Note 17 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The expense attributable to stock awards granted in October 2008 and the expense attributable to unvested stock awards granted in the prior years, respectively, for each named executive officer are as follows: Mr. Furlong—$23,407 and $245,134; Mr. Smith—$6,244 and $281,687; Mr. O’Neill—$6,244 and $34,804; Mr. Krei—$5,903 and $49,076; and Mr. Erickson—$5,903 and $32,781.

(3)

Amounts shown represent the expense for stock options recognized by the Company in accordance with FAS 123(R). The values set forth in this column represent the dollar amounts recognized in accordance with FAS 123(R) with respect to the applicable year, disregarding the estimate of forfeitures for service-based vesting conditions. The expense recognized by the Company in accordance with FAS 123(R) may differ from the value that will eventually by realized by the named executive officers. The named executive officers will realize value in connection with the stock options only if and to the extent the price of the Common Stock exceeds the exercise price of the stock options at such time as the officers exercise the stock options. The assumptions used to determine the FAS 123(R) values with respect to 2008 are described in

Note 17 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008. The expense attributable to option awards granted in October 2008 and the expense attributable to unvested option awards granted in prior years, respectively, for each named executive officer are as follows: Mr. Furlong—$111,964 and $838,952; Mr. Smith—$29,864 and $388,929; Mr. O’Neill—$29,864 and $305,186; Mr. Krei—$28,228 and $280,352; and Mr. Erickson—$28,228 and $239,560.

(4)	Amounts shown represent payments made under the Annual Executive Incentive Compensation Plan, including, with respect to the 2008 amount for Mr. Krei, the Wealth Management Plan. There were no payouts under the Annual Executive Incentive Plan with respect to 2007, or under either the Annual Executive Incentive Plan or the Wealth Management Plan with respect to 2008.

(5)	The amount shown for Mr. Furlong for 2008 represents a change in present value of his account balance under the Supplemental Retirement Benefit Agreement of $57,092. Amounts shown for 2008 also include the following above-market amounts accrued by the Company on account balances under the Supplemental Retirement Benefit Plan and the Executive Deferred Compensation Plan for 2008 (using crediting rates under the plans indexed to either the Moody’s “A” Long-Term Corporate Bond Rate or the S&P 500 Index, based upon the participant’s election) over the amounts determined pursuant to SEC rules: Mr. Furlong—$20,350; Mr. Smith—$5,755; Mr. O’Neill—$16,915; and Mr. Erickson—$9,250.

(6)	Amounts include the following contributions by the Company under the M&I Retirement Program for 2008: Mr. Furlong—$20,700; Mr. Smith—$20,700; Mr. O’Neill—$20,700; Mr. Krei—$20,700 and Mr. Erickson—$20,700. Amounts also include the following employer contributions into the Executive Deferred Compensation Plan based on compensation paid or deferred during 2008: Mr. Furlong—$49,500; Mr. Smith—$23,964; Mr. O’Neill—$14,940; Mr. Krei—$14,940 and Mr. Erickson—$13,197. The Company provides perquisites to each of the named executives officers. In 2008, these perquisites included payment of club dues, personal financial planning and tax preparation services, relocation expenses and personal use of Company cars and, with respect to Mr. Furlong, personal use of Company aircraft limited to 40 flight hours per year. The named executive officers are allowed to reimburse the Company for such perquisites at the incremental cost of such perquisites to the Company to the extent that limitations on personal use are exceeded. The aggregate unreimbursed value of the perquisites provided to the Company’s named executive officers are as follows: Mr. Furlong—$104,566; Mr. Smith—$112,821; Mr. O’Neill—$24,553; Mr. Krei—$26,491; and Mr. Erickson—$20,185.

The perquisites that exceeded $25,000 in value include relocation expenses for Mr. Furlong and Mr. Smith, which totaled $78,767 and $86,595 (including a tax gross-up in the amount of $908), respectively. Mr. Furlong’s relocation was pursuant to the Company’s requirement that he move to Milwaukee in connection with his promotion to Chief Executive Officer of the Company. With respect to Mr. Smith, the payment of relocation expenses was made in accordance with his arrangement with the Company upon commencement of his employment. Pursuant to this arrangement, Mr. Smith’s former home was purchased in 2008 by a third party relocation service for $2.45 million, based on the appraised value at the time Mr. Smith commenced employment with the Company. The relocation service is currently in the process of marketing the home for sale. The Company will be required to reimburse the relocation service to the extent of any loss incurred in connection with the sale of the home. The amount of any such reimbursement will be reported as a perquisite for the year in which it is incurred.

In February 2009, the Company determined to sell its Company-owned aircraft. In connection with its annual review of perquisites, the Compensation Committee determined to eliminate any personal use of Company aircraft. However, executive officers and their immediate family members are permitted incidental personal use of Company aircraft. Under this incidental use arrangement, these individuals are, on occasion, allowed to use otherwise unoccupied space on Company aircraft for a flight that was otherwise scheduled for business purposes. The Company recognizes no incremental cost in connection with such use.

(7)	Mr. Erickson was not a named executive officer in 2006 or 2007.

GRANTS OF PLAN-BASED AWARDS IN 2008

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Under- lying Options (#)(3)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Approval Date	Threshold ($)	Target ($)	Maximum ($)
Mark F. Furlong	(1)		$350,000	$1,050,000	$1,785,000
	10/29/2008	10/29/2008				28,825			$537,875
	10/29/2008	10/29/2008					259,400	$18.66	$1,784,672

Gregory A. Smith	(1)		120,000	384,000	648,000
	10/29/2008	10/29/2008				7,690			$143,495
	10/29/2008	10/29/2008					69,200	$18.66	$476,096

Thomas J. O’Neill	(1)		103,750	332,000	560,250
	10/29/2008	10/29/2008				7,690			$143,495
	10/29/2008	10/29/2008					69,200	$18.66	$476,096

Kenneth C. Krei	(1)		103,750	332,000	560,250
	10/29/2008	10/29/2008				7,270			$135,658
	10/29/2008	10/29/2008					65,400	$18.66	$449,952

Randall J. Erickson	(1)		100,000	320,000	540,000
	10/29/2008	10/29/2008				7,270			$135,658
	10/29/2008	10/29/2008					65,400	$18.66	$449,952

(1)	Amounts reflect potential incentive payout amounts under the Annual Executive Incentive Compensation Plan and, for Mr. Krei, the Wealth Management Plan. No payments were made under these plans for 2008.

(2)	Restricted shares vest based on the schedules described in the footnotes to the “Outstanding Equity Awards at Fiscal Year-End” table in this Proxy Statement. All restricted shares vest immediately upon a “triggering event” (which relates to a change of control of the Company) or upon the death of the employee. Participants are paid dividends with respect to their unvested restricted shares.

(3)	Options generally become exercisable based on the following schedule: one-third on the first anniversary of the date of grant, an additional one-third on the second anniversary of the date of grant and the remaining one-third on the third anniversary of the date of grant. All options will become immediately exercisable upon a change of control of the Company or upon the death of the employee. Employees who have attained age 55 and have at least ten years of service with the Company or a subsidiary receive options that are fully vested on the date of grant.

(4)	All options have an exercise price equal to 100% of the fair market value (defined as the closing price) of the Company’s Common Stock on the date of grant. The exercise price may be paid in cash or by delivery of shares of the Company’s Common Stock.

(5)	Represents aggregate grant date value computed in accordance with FAS 123(R). The assumptions used to determine such value for 2008 are described in Note 17 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

Annual Executive Incentive Plan, Wealth Management Plan and LTIP. Additional information regarding the Company’s Annual Executive Incentive Plan, the Wealth Management Plan and LTIP may be found under “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mark F. Furlong	160,344		$19.20	4/16/2011	90,274	(1)	$1,231,337
	106,896		23.91	12/20/2011				20,046	(6)	$273,427
	123,599		21.37	10/25/2012				24,050	(7)	328,042
	92,733		26.04	10/27/2013
	135,291		31.39	10/27/2014
	135,291		32.05	10/28/2015
	81,174	40,588	35.98	10/30/2016
	75,161	150,323	31.40	10/19/2017
		259,400	18.66	10/29/2018

Gregory A. Smith	53,448	26,724	$33.46	6/19/2016	37,438	(2)	$510,654
	26,724	13,362	35.98	10/30/2016				6,682	(6)	$91,142
	20,043	40,086	31.40	10/19/2017				6,675	(7)	91,047
		69,200	18.66	10/29/2018

Thomas J. O’Neill	24,052		$23.01	12/16/2009	26,849	(3)	$366,220
	70,819		15.53	6/30/2010				6,682	(6)	$91,142
	64,138		23.91	12/20/2011				6,675	(7)	91,047
	73,491		21.37	10/25/2012
	60,129		26.04	10/27/2013
	66,810		31.39	10/27/2014
	66,810		32.05	10/28/2015
	40,086	20,043	35.98	10/30/2016
	20,043	40,086	31.40	10/19/2017
		69,200	18.66	10/29/2018

Kenneth C. Krei	66,810		$22.89	6/30/2013	25,031	(4)	$341,423
	60,129		31.39	10/27/2014				6,014	(6)	$82,031
	60,129		32.05	10/28/2015				6,350	(7)	168,148
	36,077	18,039	35.98	10/30/2016
	18,929	37,680	31.40	10/19/2017
		65,400	18.66	10/29/2018

Randall J. Erickson	53,448		$23.23	5/31/2012	23,095	(5)	$315,016
	66,810		21.37	10/25/2012
	50,108		26.04	10/27/2013
	50,108		31.39	10/27/2014
	50,108		32.05	10/28/2015				5,346	(6)	$72,919
	30,064	15,033	35.98	10/30/2016				6,350	(7)	168,148
	16,702	33,406	31.40	10/19/2017
		65,400	18.66	10/29/2018

(1)	Mr. Furlong’s restricted shares vest as follows: 3,375 shares on each of October 30, 2009, October 30, 2010 and October 30, 2011; 3,000 shares on each of December 21, 2009, December 21, 2010, December 21, 2011, December 21, 2012 and December 21, 2013; 6,250 shares on each of October 19, 2010, October 19, 2011 and October 19, 2012; 14,919 shares on October 31, 2010; 1,328 shares on each of October 31, 2011 and October 31, 2012; and 9,608 shares on each of October 29, 2011, October 29, 2012 and October 29, 2013.

(2)	Mr. Smith’s restricted shares vest as follows: 7,900 shares on June 19, 2009; 2,400 shares on each of June 19, 2010, June 19, 2011, June 19, 2012 and June 19, 2013; 1,117 shares on each of October 30, 2009, October 30, 2010 and October 30, 2011; 1,667 shares on each of October 19, 2010, October 19, 2011 and October 19, 2012; 2,165 shares on October 31, 2010; 867 shares on each of October 31, 2011 and October 31, 2012; and 2,563 shares on each of October 29, 2011, October 29, 2012 and October 29, 2013.

(3)	Mr. O’Neill’s restricted shares vest as follows: 1,667 shares on each of October 30, 2009, October 30, 2010 and October 30, 2011; 1,667 shares on each of October 19, 2010, October 19, 2011 and October 19, 2012; 7,848 shares on October 31, 2010; 656 shares on each of October 31, 2011 and October 31, 2012; and 2,563 shares on each of October 29, 2011, October 29, 2012 and October 29, 2013.

(4)	Mr. Krei’s restricted shares vest as follows: 1,200 shares on each of June 30, 2009 and June 30, 2010; 1,500 shares on each of October 30, 2009, October 30, 2010 and October 30, 2011; 1,575 shares on each of October 19, 2010, October 19, 2011 and October 19, 2012; 4,958 shares on October 31, 2010; 590 shares on each of October 31, 2011 and October 31, 2012; and 2,423 shares on each of October 29, 2011, October 29, 2012 and October 29, 2013.

(5)	Mr. Erickson’s restricted shares vest as follows: 1,200 shares on May 31, 2009; 1,250 shares on October 30, 2009, October 30, 2010 and October 30, 2011; 1,400 shares on each of October 19, 2011, October 19, 2011 and October 19, 2012; 5,692 shares on October 31, 2010; 491 shares on each of October 31, 2011 and October 31, 2012; and 2,423 shares on each of October 29, 2011, October 29, 2012 and October 29, 2013.

(6)	Units represent share equivalents granted under the LTIP Plan for the three-year period which began on January 1, 2007 and ends on December 31, 2009. The units vest 100% on December 31, 2009. Units are shown based upon the target performance level under the plan because performance for the previous three-year performance period exceeded the threshold amounts.

(7)	Units represent share equivalents granted under the LTIP Plan for the three-year period which began on January 1, 2008 and ends on December 31, 2010. The units vest 100% on December 31, 2010. Units are shown based upon the target performance level under the plan because performance for the previous three-year performance period exceeded the threshold amounts.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Mark F. Furlong (1)	—	—	—	—
Gregory A. Smith	—	—	—	—
Thomas J. O’Neill (2)	16,034	$40,536	—	—
Kenneth C. Krei (3)	—	—	8,266	$143,584
Randall J. Erickson (4)	—	—	—	—

(1)	Does not include 20,333 restricted stock units that vested during 2008, the receipt of which was deferred by Mr. Furlong under the Marshall & Ilsley Corporation Executive Deferred Compensation Plan described in the narrative following the “Nonqualified Deferred Compensation in Fiscal 2008” table in this Proxy Statement. Includes restricted stock units of Metavante Technologies, Inc. (“Metavante”) that Mr. Furlong received in connection with the separation of the Company and Metavante Corporation in November 2007. The value of such deferred restricted stock units as of the date of vesting was $379,751.

(2)	Does not include 8,466 restricted stock units that vested during 2008, the receipt of which was deferred by Mr. O’Neill under the Marshall & Ilsley Corporation Executive Deferred Compensation Plan described in the narrative following the “Nonqualified Deferred Compensation in Fiscal 2008” table in this Proxy Statement. Includes restricted stock units of Metavante that Mr. O’Neill received in connection with the separation of the Company and Metavante Corporation in November 2007. The value of such deferred restricted stock units as of the date of vesting was $155,495.

(3)	Consists of restricted shares of Metavante that Mr. Krei received in connection with the separation of the Company and Metavante Corporation in November 2007.

(4)	Does not include 7,200 restricted stock units that vested during 2008, the receipt of which was deferred by Mr. Erickson under the Marshall & Ilsley Corporation Executive Deferred Compensation Plan described in the narrative following the “Nonqualified Deferred Compensation in Fiscal 2008” table in this Proxy Statement. Includes restricted stock units of Metavante that Mr. Erickson received in connection with the separation of the Company and Metavante Corporation in November 2007. The value of such deferred restricted stock units as of the date of vesting was $136,330.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)(2)	Present Value of Accumulated Benefit ($)(3)	Payments During Last Fiscal Year ($)
Mark F. Furlong	Supplemental Retirement Benefit Agreement (1)	—	$2,133,225	$0

(1)	The Company has agreed to provide Mr. Furlong with a supplemental retirement benefit (the “SERP Agreement”). The purpose of the SERP Agreement is to provide an annual retirement benefit such that the sum of the benefits from the Company’s contributions into its qualified and nonqualified retirement programs, Social Security and the SERP Agreement equals 55% of the sum of Mr. Furlong’s highest average salary and annual short-term incentive compensation for any five of his last ten years of employment. The benefits under the SERP Agreement will begin vesting when Mr. Furlong reaches age 55, and will be fully vested when he reaches age 62. If Mr. Furlong’s employment terminates prior to his attaining age 55 other than by reason of death or disability or in connection with a change of control of the Company, he will receive no benefits under the SERP Agreement. The total benefit under the SERP Agreement will be adjusted in the event of death or disability before age 62, and can be paid for life with a 120-month certain pay-out or on a joint and survivor basis at Mr. Furlong’s option. The payout option elected may also affect the amount of the annual benefit. Mr. Furlong’s estimated monthly retirement benefit beginning at age 65 is $36,251, determined based on the five-year average compensation earned through December 31, 2008 and the actuarial and interest rate assumptions described herein. In the event of a change of control before Mr. Furlong attains age 55, 52% of the benefits under the SERP Agreement will be vested, and an additional 4% of the benefits will vest for each subsequent year. In the event of a change of control after Mr. Furlong attains age 55, the benefits under the SERP Agreement will be fully vested.

(2)	Benefits under the SERP Agreement are not based on years of credited service.

(3)	The present value of accumulated benefits under the Nonqualified Plan and the SERP Agreement were determined assuming a discount rate of 6% and mortality rates that were based on the 1983 Group Annuity Mortality Table, and were based on compensation earned through December 31, 2008.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Balance at Last FYE ($)(3)
Mark F. Furlong	$537,874	$104,784	$(1,654,285)	$5,122,617
Gregory A. Smith	74,400	63,950	(374,055)	1,273,053
Thomas J. O’Neill	191,495	46,094	(623,644)	3,075,582
Kenneth C. Krei	0	45,677	6,330	222,356
Randall J. Erickson	4,995	29,442	(356,211)	1,672,363

(1)

All executive contributions and contributions by the Company with respect to Mr. Furlong and Mr. Smith have been reported in the Summary Compensation Table in either the current year or in prior years. Mr. O’Neill was a named executive officer in 2004 and 2005. As a result, his compensation for 2002 through 2005, and the current year has been disclosed in previous or current Summary Compensation Tables. Mr. Krei was not a named executive officer prior to 2007. Therefore, only his compensation for 2007 and the current year have been disclosed in previous or current Summary Compensation Tables. Mr. Erickson was not a named executive officer in prior years. The Company’s contribution for Mr. Erickson for 2008 is not shown in the Summary Compensation Table in this Proxy Statement and has not been shown in prior years because the contribution relates to compensation earned by Mr. Erickson in prior years.

(2)	Executives who elect to defer base salary or non-equity incentive payments or who receive employer contributions under the Deferred Compensation Plan as described below may choose from two investment options: a fixed rate option equal to the Moody’s “A” Long-Term Corporate Bond Rate for the month of September of the previous year and an equity option equal to the total return of the S&P 500 Index. The Moody’s rate for 2008 was 6.23%, and the individual earnings for the Moody’s investment were as follows: Mr. Furlong—$141,264; Mr. Smith—$39,969; Mr. O’Neill—$117,419; Mr. Krei—$12,364; and Mr. Erickson—$64,211. Individual earnings based on the return of the S&P 500 Index were as follows: Mr. Krei $(6,034). To the extent an executive officer elects to defer the receipt of restricted shares, the sole investment choice is Company Common Stock for any new deferrals. In connection with the separation of the Company and Metavante Corporation in November 2007, the then outstanding deferred restricted stock units were converted into restricted units of both the Company and Metavante. Participants may not direct any additional funds into the Metavante stock account.

The individual earnings based on the return of Company Common Stock were as follows: Mr. Furlong—$(1,516,666); Mr. Smith—$(344,152); Mr. O’Neill—$(622,682); and Mr. Erickson—$(349,569). The individual earnings based on the return of Metavante stock were as follows: Mr. Furlong—$(278,883); Mr. Smith—$(69,872); Mr. O’Neill—$(118,381); and Mr. Erickson—$(70,853).

(3)	Amounts in this column reflect deferrals and earnings under the Company’s deferred compensation plans, beginning in 1997 and ending December 31, 2008. Disclosure of aggregate earnings under nonqualified deferred compensation plans was not previously required. Therefore, the following amounts have not been reported in the Summary Compensation Table in either the current year or in prior years: Mr. Furlong—$(1,868,562); Mr. Smith—$(614,323); Mr. O’Neill—$1,314,265; Mr. Krei—$176,679; and Mr. Erickson—$1,672,363. With the exceptions of Mr. O’Neill, Mr. Krei and Mr. Erickson, who were not named executive officers since the inception of these plans, these amounts represent the aggregate earnings under the plans.

The 2005 Marshall & Ilsley Corporation Executive Deferred Compensation Plan (the “Deferred Compensation Plan”) provides selected key employees of the Company, including the named executive officers, with the ability to defer up to 80% of base salary and 100% of bonus. Those employees electing to participate have two investment options for amounts deferred: a fixed rate option equal to the Moody’s “A” Long-Term Corporate Bond Rate for the month of September of the previous year and an equity option equal to the total return of the S&P 500 Index. The percentage allocated to any investment option may not be less than 10% and elections may be changed semi-annually. The Deferred Compensation Plan also allows participants to defer the receipt of restricted shares and shares issued upon the exercise of stock options. However, participants are not entitled to defer shares issued upon exercise of stock options until such time as the administrator of the Deferred Compensation Plan determines that such a deferral is permissible under Section 409A of the Code. Amounts deferred are distributable upon termination of employment at the election of the participant.

The distribution election choices under the Deferred Compensation Plan range from lump sum distribution to a pay-out over 15 years if a participant’s employment terminates on or after age 55, other than because of death or disability, with at least 10 years of service. For future plan year deferrals, distribution election choices may change, but only those distribution methods permitted under Section 409A of the Code will be allowed. Amounts deferred and investment returns on the deferred amounts are held in the Marshall & Ilsley Corporation Deferred Compensation Trust II (the “Trust”) of which M&I Trust Company is the trustee. In addition to participant-directed deferrals, the applicable compensation plans require deferrals of any amount necessary to ensure the deductibility of compensation paid to a named executive officer under federal income tax law. Participants in the Deferred Compensation Plan are also eligible to receive an employer contribution equal to the amount that would have been allocated to such participant’s account under the M&I Retirement Growth Plan absent statutory limitations on compensation. This contribution is credited to an account which vests after an employee has five years of “vesting service” (as defined in M&I’s Retirement Growth Plan). Participants have the same investment and pay-out elections with respect to these accounts as with other accounts in the Deferred Compensation Plan, and amounts credited are held in the Trust. To the extent participants do not receive matching amounts under M&I’s qualified retirement plan due to deferrals that reduce their taxable compensation below the qualified plan limits, participants receive a makeup matching amount under the Deferred Compensation Plan.

POTENTIAL PAYMENTS UPON

TERMINATION OR CHANGE OF CONTROL

Termination Payments. The Company does not have employment agreements with any of its named executive officers, nor does it currently intend to enter into any such agreements. Likewise, the Company does not have a written policy regarding the payments and benefits that named executive officers may be eligible for upon termination by the Company without cause or upon a termination that is mutually agreed upon by the Company and the executive. Based on the Company’s past practice, in cases in which terminations have been mutually agreed upon by the Company and the executive, named executive officers have received up to two times base salary and target annual incentive opportunity, employer-subsidized health and dental insurance for a 24-month period, and have been given their Company-owned automobile. In exchange for such payments and benefits, the named executive officer terminating employment has generally agreed to provide certain transition services and to release the Company from certain potential legal liabilities, and has agreed not to compete with the Company and its subsidiaries. If the current named executive officers had terminated employment pursuant to a mutually agreed upon arrangement on December 31, 2008, assuming the Company were to follow its past practice with respect to the payments and benefits described above, the maximum value of the payments and benefits received by each of the named executive officers would have been as follows: Mr. Furlong—$3,923,000; Mr. Smith—$1,791,000; Mr. O’Neill—$1,554,000; Mr. Krei—$1,554,000; and Mr. Erickson—$1,500,000. These amounts do not include the value of other miscellaneous benefits that have been provided in certain situations in the past and may be made in the future to named executive officers upon a termination of their employment, depending upon the circumstances of the individual named executive officer and of his termination. In certain past situations, these have included payments for such items as outplacement services, legal fees and tax preparation services.

Stock Option and Restricted Stock Plans. Under the Company’s 1997, 2000 and 2003 Executive Stock Option and Restricted Stock Plans and the 2006 Equity Incentive Plan (the “Plans”), in the event of a change of control of the Company (as defined in the Plans), all outstanding stock options and restricted shares become fully vested. In the event of normal retirement (defined as age 65) or early retirement (generally defined as age 55 with at least 10 years of service), the Compensation Committee’s past practice has been to accelerate the vesting of any outstanding restricted shares as of the date of such retirement. In the event of death, all outstanding stock options and restricted shares become fully vested. In the event of disability, the period of disability is treated as continuing employment for purposes of the Plans. In connection with the separation of the Company and Metavante Corporation in November 2007, all outstanding restricted shares were converted into restricted shares of both the Company and Metavante; however, the terms of the Plans continue to apply. The value to each named executive officer of the accelerated vesting of any unvested options and restricted shares (including Metavante restricted shares) had any of these situations occurred on December 31, 2008 (based on a year-end stock price of $13.64 for the Company and a year-end stock price of $16.11 for Metavante) would have been as follows: Mr. Furlong—$1,561,318; Mr. Smith—$670,401; Mr. O’Neill—$469,099; Mr. Krei—$436,810; and Mr. Erickson—$399,996.

Long-Term Incentive Plan. Under the LTIP, in the event of a change of control of the Company (as defined in the LTIP), the executive is entitled to a payout of any outstanding units based on the attainment of the performance criteria on the date the change of control occurs, unless the Compensation Committee provides otherwise at the time an award is made. In the event of normal retirement (defined as age 65), executives participate in the LTIP as to performance units already awarded for the duration of the performance period. Likewise, in the event of early retirement (generally defined as age 55 with at least 10 years of service), the Compensation Committee’s past practice has been to allow executives to participate in the LTIP as to performance units already awarded for the duration of the performance period. In the event of death, the executive’s beneficiary may continue to participate in the LTIP as to the performance units already awarded until the close of the calendar year in which the executive dies, unless the Compensation Committee provides otherwise at the time an award is made. If the Compensation Committee determines that the relevant performance criteria have been met as of the close of the calendar year, the executive’s beneficiary would receive a prorated award of the outstanding units. In the event of disability, the period of disability is treated as continuing employment for purposes of the LTIP. The value to each participating named executive officer of accelerated vesting or continued participation in the LTIP for the duration of each applicable plan period had any of these situations occurred on December 31, 2008 (based on target performance and a year-end stock price of $13.64) would have been as follows: Mr. Furlong—$601,469; Mr. Smith—$182,189; Mr. O’Neill—$182,189; Mr. Krei—$168,645; and Mr. Erickson—$159,533.

Change of Control Agreements and Related Matters. In order to assure management continuity and stability, the Company has entered into a Change of Control Agreement (collectively, the “Change of Control Agreements”) with each of the named executive officers. The Change of Control Agreements with the named executive officers are substantially identical and have terms of three years.

The Change of Control Agreements guarantee the named executive officers specified payments and benefits upon a termination of employment as a result of a change of control of the Company. If a change of control occurs, the contract becomes effective and continues for the relevant term. The employment term renews on a daily basis until the Company gives notice to terminate the daily renewal.

The Change of Control Agreements provide for specified benefits after a change of control if the named executive officer voluntarily terminates for “good reason” or is involuntarily terminated other than for “cause” (as such terms are defined in the Change of Control Agreements). In addition, at the end of six months after a change of control, the named executive officer may terminate employment for any reason and is entitled to receive full benefits. Upon a termination, the named executive officer is entitled to:

•

a lump sum payment equal to three times the sum of the named executive officer’s current base salary plus the higher of the named executive officer’s bonus for the last fiscal year or the named executive officer’s average bonus for the past three years;

•	a proportionate amount of any unpaid bonus deemed earned for the year of termination;

•	a lump sum payment equal to the retirement benefits lost as a result of not having been employed for the remaining contract term;

•	health and other benefits for the remaining contract term; and

•	payments for certain other fringe benefits.

In the event of a termination of employment as a result of his death, the named executive officer’s beneficiary is entitled to six months of base salary. No additional benefits are guaranteed upon a named executive officer’s disability or termination of employment by the Company for cause.

Under the Change of Control Agreements, if the named executive officer voluntarily terminates his employment for good reason or his employment is involuntarily terminated other than for cause following a change of control, options held by the named executive officer will remain exercisable for the lesser of (1) the remainder of their respective terms or (2) one year after the named executive officer’s death. The Change of Control Agreements also provide for “gross-up” payments in the event payments to an executive officer under the Change of Control Agreement characterized as excess parachute payments under Section 280G of the Code and are subject to the excise tax provided for under Section 4999 of the Code, or any similar federal, state or local tax which may be imposed, in an amount such that the net amount retained by the named executive officer, after deduction of any excise tax on the payments and any federal, state and local income tax and excise tax on the gross-up payment, will be equal to the payments then due.

If a named executive officer had been terminated as of December 31, 2008 either voluntarily with good reason or involuntarily without cause following a change of control, the maximum value of the payments and benefits payable to such named executive officer under the Change of Control Agreements (including the maximum Section 280G gross-up as applicable, calculated using a 61.2% combined federal and state tax rate, including a 20% excise tax) would have been as follows: Mr. Furlong—$5,273,475; Mr. Smith—$1,727,191; Mr. O’Neill—$2,623,030; Mr. Krei—$2,595,233; and Mr. Erickson—$1,816,311. These amounts include the reductions necessary to be in compliance with the provisions of the Capital Purchase Program. These amounts do not include the value of stock options, restricted shares or LTIP performance units that would vest upon a change of control, regardless of whether the executive’s employment is terminated; however, they do include the Section 280G gross-up attributable to these amounts.

Supplemental Retirement Benefit. If a change of control had occurred on December 31, 2008, 52% of the benefits under Mr. Furlong’s SERP Agreement would have been vested. An additional 4% of the benefits will vest for each subsequent year. In the event of a change of control after Mr. Furlong attains age 55, the benefits under the SERP Agreement will be fully vested. The terms of the SERP Agreement are described in more detail in footnote 1 to the Pension Benefits table set forth above in this Proxy Statement.

DIRECTOR COMPENSATION FOR 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)
Malcolm M. Aslin (3)	$16,333	—	—	—	$16,333
Andrew N. Baur	56,500	$30,038	$9,578	—	96,116
Jon F. Chait	62,000	30,038	9,578	—	101,616
John W. Daniels, Jr.	75,000	30,038	9,578	—	114,616
Ted D. Kellner	66,500	—	—	—	66,500
Dennis J. Kuester (4)	263,500	30,038	9,578	$94,323	397,439
David J. Lubar	58,000	30,038	9,578	—	97,616
Katharine C. Lyall	67,000	—	—	—	67,000
John A. Mellowes	55,000	30,038	9,578	—	94,616
San W. Orr, Jr.	91,000	30,038	9,578	—	130,616
Robert J. O’Toole	89,000	30,038	9,578	—	128,616
Peter M. Platten, III	74,000	—	—	—	74,000
John S. Shiely	72,500	30,038	9,578	—	112,116
Debra S. Waller	50,500	30,038	9,578	—	90,116
George E. Wardeberg	84,000	30,038	9,578	—	123,616
James B. Wigdale (5)	58,000	—	—	50,000	108,000

(1)	Represents the expense recognized by the Company in accordance with FAS 123(R). The assumptions used to determine such value are described in Note 17 to the consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

(2)	Directors who were elected at the 2008 Annual Meeting of Shareholders received stock options in 2008. Total stock options held as of December 31, 2008 by individuals who served as directors of the Company during 2008 were as follows: Mr. Aslin—13,362; Mr. Baur—22,043; Mr. Chait—28,723; Mr. Daniels—22,043; Mr. Kellner—45,096; Mr. Kuester—1,759,525; Mr. Lubar—8,681; Ms. Lyall—60,129; Mr. Mellowes—42,086; Mr. Orr—48,767; Mr. O’Toole—42,086; Mr. Platten—55,677; Mr. Shiely—62,129; Ms. Waller—28,724; Mr. Wardeberg—62,129; and Mr. Wigdale—1,456,463.

(3)	Mr. Aslin did not stand for re-election at the Company’s 2008 Annual Meeting of Shareholders.

(4)	All Other Compensation includes the benefits provided by the Company on behalf of Mr. Kuester under his transition and consulting agreement with the Company, which is described in detail under the heading “Loans and Other Transactions with the Company” in this Proxy Statement.

(5)	All Other Compensation includes the benefits provided by the Company on behalf of Mr. Wigdale under his consulting agreement with the Company, which is described in detail under the heading “Loans and Other Transactions with the Company” in this Proxy Statement.

For 2008, non-employee directors of the Company were paid a retainer fee of $40,000. Also for 2008, the chair of the Audit Committee was paid an additional retainer fee of $15,000, and the chairs of the Compensation, Nominating, Retirement Investment and Risk Management Committees were each paid an additional retainer fee of $10,000. Effective January 1, 2009, the annual retainer fee paid to non-employee directors of the Company was reduced to $30,000 as part of the Company’s expense reduction initiatives.

In addition, non-employee directors receive a fee of $1,500 for each Board meeting and each committee meeting they attend. The director appointed to act as presiding director at the non-management executive sessions of the Board is paid $5,000 per year to act in such capacity. The Company has established a deferred compensation plan for its directors. Under such plan, all or part of the fees received by a director may be deferred at the election of the director. Amounts deferred may be allocated to one of two accounts as selected by the participating director: (i) the Common Stock account or (ii) a cash account, earning interest at a rate equal to that earned on U.S. Treasury Bills with maturities of 13 weeks. Payment of benefits from the Common Stock account is made in shares of Common Stock. The deferred compensation plan also allows directors to defer the receipt of shares issued upon the exercise of stock options, but only to the extent allowable under Section 409A of the Code. Deferred amounts are payable to a participating director at the election of the participating director. The election choices for 2009 plan year deferrals range from lump sum distribution after termination to five or ten annual installments after termination of service. Messrs. Aslin, Chait, Daniels, Kellner, Lubar, Mellowes and O’Toole elected to defer compensation under the plan during 2008.

Non-employee directors of the Company who are also directors of subsidiaries of the Company receive compensation from those subsidiaries in varying amounts based on the applicable director compensation schedule. Directors of subsidiaries of the Company may also elect to defer compensation under the plan described above. In 2008, Messrs. Kuester, O’Toole, Wardeberg and Wigdale were non-employee directors of M&I Bank, Mr. Baur was Chairman of Southwest Bank and Mr. Daniels was a director of M&I Community Development Corporation. In addition, it has been the practice of the Company that individuals who served as directors of M&I Bank prior to 1994 are elected Directors Emeritus of M&I Bank each year for a number of years equal to the length of time the individual served as director. Pursuant to this practice, such Directors Emeritus directors receive a fee equal to the retainer fee in effect for directors of M&I Bank at the time the individual retired from the M&I Bank board. Current directors of the Company who are eligible to become Directors Emeritus of M&I Bank include Messrs. Orr, Wardeberg and Wigdale.

In 2008, each such director who was elected or re-elected as a director at the Annual Meeting received an option to purchase 2,000 shares of Common Stock at an exercise price per share equal to 100% of the fair market value (defined as the closing price) on the date the option is granted. The options will not be exercisable more than 10 years after the date of grant, and the options will terminate no later than three years after the participant ceases to be a director of the Company for any reason. Such options may be exercised at any time after they are granted. The exercise price of an option may, at the participant’s election, be paid in cash or previously owned shares of Common Stock or a combination thereof. In addition, in 2008, each such director received 1,350 restricted stock units.

In February 2009, the Company determined to sell its Company-owned aircraft. In connection with its annual review of perquisites, the Compensation Committee determined to eliminate any personal use of Company aircraft. Directors, their spouses and immediate family members are permitted incidental personal use of Company aircraft. Under this incidental use arrangement, these individuals are, on occasion, allowed to use otherwise unoccupied space on Company aircraft for a flight that was otherwise scheduled for business purposes. The Company recognizes no incremental cost in connection with such use.

EQUITY COMPENSATION PLAN INFORMATION(1)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(2)(3)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)(3)(4)
Equity compensation plans approved by security holders	34,196,233	$26.65	5,441,532
Equity compensation plans not approved by security holders (5)	0	0	0
Total	34,196,233	$26.65	5,441,532

(1)	The table does not include information regarding the following plans: the Company’s Dividend Reinvestment and Cash Investment Plan, and the M&I Retirement Program (an employee benefit plan intended to meet the qualification requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended).

(2)	Includes 33,438,726 shares to be issued upon exercise of outstanding options under all of the Company’s stock option plans. This includes 215,549 shares to be issued upon exercise of outstanding options under plans assumed by the Company in mergers. The weighted-average exercise price of outstanding options granted under plans assumed in mergers as of December 31, 2008 was $20.69. There will be no further grants under these assumed plans. Also includes 757,507 shares held in the Directors Deferred Compensation Plan. These shares were not included in computing the weighted average exercise price. Under the Directors Deferred Compensation Plan, directors may elect to defer all or a portion of their directors’ fees into one of two accounts: (i) a cash account, earning interest at a rate equal to that earned on U.S. Treasury Bills with maturities of 13 weeks, or (ii) a Common Stock account in which shares are purchased on the open market and held in trust until the director’s retirement.

(3)	Does not include 367,675 outstanding units awarded and 1,683,903 units available for issuance under the LTIP (not including additional units credited to the accounts of participants in lieu of the payment of cash dividends). See the description of the LTIP under “Executive Compensation—Compensation Discussion and Analysis—Elements of Executive Compensation—Long-Term Compensation” in this Proxy Statement. Any payout obligations under the LTIP must be satisfied in cash, in an amount equal to the fair market value of the shares represented by the units. Also does not include 773,521 shares held in the Executive Deferred Compensation Plan. Under the Executive Deferred Compensation Plan, participants had the ability to elect to defer the receipt of restricted shares.

(4)	Includes 12,697 shares available for issuance under the 2000 Executive Stock Option and Restricted Stock Plan; 270,170 shares available for issuance under the 2000 Employee Stock Purchase Plan; 57,660 shares available for issuance under the 2003 Executive Stock Option and Restricted Stock Plan; and 5,101,005 shares available for issuance under the 2006 Equity Incentive Plan. Under the 2000 Employee Stock Purchase Plan, eligible employees may purchase shares quarterly by payroll deductions, subject to certain aggregation limits, at a purchase price equal to 85% of the fair market value of the Company’s Common Stock on the last day of the quarter. The number of shares available for sale under the plan may be increased on January 1 of each year by an amount equal to the lesser of (i) 200,000 shares, (ii) the number of shares purchased by employees under the plan in the previous year or (iii) a lesser amount determined by the Board of Directors.

(5)	All of the Company’s existing equity compensation plans have been approved by shareholders.

AUDIT COMMITTEE REPORT

The Audit Committee of Marshall & Ilsley Corporation has:

•	reviewed and discussed the audited financial statements with management;

•

discussed with Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte & Touche”), the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees;

•

received the written disclosures and the letter from Deloitte & Touche required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence; and

•	discussed with Deloitte & Touche the auditors’ independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Fees Paid to Independent Auditors

The following table presents fees for audit services rendered by Deloitte & Touche for the audit of the Company’s annual consolidated financial statements for the years ended December 31, 2008 and December 31, 2008, and fees billed by Deloitte & Touche for other services rendered during the same periods.

	2008	2007
Audit Fees	$1,545,000	$2,257,000
Audit-Related Fees	655,000	1,713,000
Tax Fees	253,000	514,000
All Other Fees	0	25,000

Total	$2,453,000	$4,509,000

Audit Fees. Services rendered in this category in 2008 and 2007 consisted of:

•	audits of the consolidated and various affiliates’ financial statements;

•	reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q;

•	audit of the Company’s internal control over financial reporting and attestation to management’s assessment thereof; and

•

services associated with registration statements, periodic reports and other documents filed with the Securities and Exchange Commission or other documents issued in connection with securities offerings, such as comfort letters and consents.

Audit-Related Fees. Services rendered in 2008 and 2007 in this category, which includes assurance and related services by Deloitte & Touche that are reasonably related to the performance of the audit or review of the Company’s financial statements, consisted primarily of:

•	internal control reviews, including SAS 70 reviews of the internal controls that were in operation at the Company’s service organizations;

•	audit-related services in connection with the November 2007 separation of the Company and Metavante Corporation and related transactions;

•	services related to several unusual financial events that affected the Company’s results of operations in 2007;

•	due diligence services pertaining to acquisitions and dispositions;

•	attestation to management’s assertions relating to minimum servicing standards for certain securitization trusts;

•	financial statement audits of employee benefit plans and common and collective funds; and

•	various agreed upon procedure reports.

Tax Fees. The aggregate fees billed in 2008 and 2007 for services rendered in this category, which includes professional services rendered by Deloitte & Touche for tax compliance, tax advice and tax planning consisted primarily of:

•	tax planning and other non-compliance consultation, including tax audit assistance and ruling requests; and

•	tax compliance and ruling requests, including federal and state tax return preparation.

All Other Fees. Services rendered in this category in 2007 consisted of analytical support to the Company’s trust sales efforts. Deloitte & Touche did not provide any products and services other than the services reported above in 2008.

Pre-Approval Policy

The Audit Committee must pre-approve all audit and non-audit services to be provided by the Company’s independent auditors, subject to a de minimus exception as provided in its charter. The Audit Committee has adopted a pre-approval policy relating to audit and non-audit services. This policy provides that the Company’s auditors may only provide those “tax” and “other” services that the Audit Committee believes will not impair the auditors’ independence. The Audit Committee believes that the provision of audit-related services, which are traditionally performed by the independent auditors, does not impair the independence of the auditors.

The pre-approval policy describes the permitted audit, audit-related, tax and other services that have the pre-approval of the Audit Committee, including the pre-approved fee levels for all services. Unless a type of service to be provided by the independent auditors has received general pre-approval, it must receive specific pre-approval by the Audit Committee. Any proposed services exceeding the pre-approved fee levels require specific pre-approval by the Audit Committee. The term of any pre-approval is generally one year from the date of pre-approval or, if the pre-approval relates to a specific project, for the term of the project. The chair of the Audit Committee has the authority to grant pre-approvals of audit and non-audit services between meetings, provided that any such pre-approval must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee will annually review and pre-approve services that may be provided by the independent auditors.

The Audit Committee:

Mr. Orr, Chairman                                Mr. O’Toole                                 Ms. Lyall

PROPOSAL 2. 2009 EMPLOYEE STOCK PURCHASE PLAN

The Company is seeking shareholder approval of the 2009 Employee Stock Purchase Plan (the “ESPP”). The Board of Directors approved the ESPP on February 19, 2009, subject to approval by the Company’s shareholders. The ESPP will become effective only when and if approved by the Company’s shareholders.

The ESPP is designed to replace the Company’s Amended and Restated 2000 Employee Stock Purchase Plan (the “2000 Plan”). The Company projects that the 2000 Plan may have insufficient shares available to fulfill employee purchases as of the quarter ending March 31, 2009 because of the recent decline in the price of the Common Stock. Therefore, the Company anticipates using shares from the ESPP to fund purchases for the quarter ending June 30, 2009, subject to the approval of the ESPP by the Company’s shareholders. Executive officers of the Company, including the named executive officers, are not eligible to participate in the ESPP.

The complete text of the ESPP is set forth in Appendix B to this Proxy Statement. The following summary of the material features of the ESPP does not purport to be complete and is qualified in its entirety by reference to Appendix B.

General Provisions

The purpose of the ESPP is to provide employees of the Company and its subsidiaries, other than executive officers, with an opportunity to purchase the Company’s Common Stock through one or more offerings. The aggregate number of shares of Common Stock subject to the ESPP is 10,000,000 shares, plus any shares remaining in the 2000 Plan after the March 31, 2009 exercise date. No one person may purchase shares of Common Stock under the ESPP or any other stock purchase plan of the Company or its subsidiaries having a fair market value in excess of $25,000 for any calendar year, and no employee may be granted an option under the ESPP if, immediately after the grant, such employee would own 5% or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries.

The term of each offering under the ESPP is generally 12 months, commencing on the first trading day of the applicable calendar year and ending on the last trading day in December of such calendar year. However, because the 2000 Plan will likely run out of shares as a result of purchases made on March 31, 2009, the initial plan year will start on April 1, 2009 and end on December 31, 2009, assuming the Company’s shareholders approve the ESPP. Eligible employees who elect to participate in the ESPP authorize periodic payroll deductions from their compensation. A payroll deduction account is maintained for each employee. On each exercise date, which is the last trading day of each calendar quarter, the payroll deduction account is totaled and the employee is deemed to have purchased shares of the Company’s Common Stock at the purchase price, which is 85% of the fair market value of the Company’s Common Stock on the applicable purchase date.

Amendments

The ESPP may be amended by the Board of Directors at any time, provided that no amendment may be made without shareholder approval to increase the aggregate number of shares that may be issued under the ESPP or for which shareholder approval is required under applicable tax, securities or other laws.

Federal Income Tax Consequences

The following is a brief summary of the principal federal income tax consequences of transactions under the ESPP based on current federal income tax law. This summary is not intended to be exhaustive and, among other things, does not describe state, local, or foreign tax consequences.

Participating employees will not recognize taxable income upon the purchase of shares of Common Stock at a discount. If, however, a participating employee disposes of any shares received by such employee pursuant to the ESPP within two years after the grant date which, in the case of the ESPP, is also the purchase date, the participating employee will recognize ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares on the exercise date over the price the participating employee paid for the shares (the “15% Discount”). If a participating employee disposes of such shares at any time after the expiration of this two-year holding period, the participating employee will recognize ordinary income at the time of such disposition only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the price the employee paid for the shares, or (2) the 15% Discount. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

The Company is entitled to a tax deduction for any ordinary income participants recognize in connection with their participation in the ESPP if a disposition of the Common Stock is made within two years after the grant date.

Vote Required

Approval of the ESPP would require that the number of votes cast in favor of the approval exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the ESPP is approved.

The Board of Directors recommends a vote FOR approval of the ESPP.

PROPOSAL 3. 2009 EQUITY INCENTIVE PLAN

Introduction

The shareholders of the Company are asked to consider and approve the adoption of the Marshall & Ilsley Corporation 2009 Equity Incentive Plan (the “2009 Plan”). Equity compensation has historically been, and continues to be, a key component of the Company’s total compensation program. Obtaining shareholder approval of the 2009 Plan is critically important to the Company’s ability to attract, retain and motivate the key talent that is necessary to steer the Company through the current and ongoing economic downturn, and position the Company for future success. Details regarding the background of this proposal and the material features of the 2009 Plan are provided below.

Background of the Proposal

The “Compensation Discussion and Analysis” section of this Proxy Statement describes the two main objectives of the Company’s executive compensation program:

•	to offer a competitive total compensation value that will allow the Company to continue to attract, retain and motivate highly talented individuals to fill key positions; and

•	to align a significant portion of each executive officer’s total compensation with the performance of the Company and the interests of the Company’s shareholders.

Fulfilling these objectives is critical to the long-term success of the Company, and they apply not only to the compensation of the Company’s executive officers, but to key individuals in other positions throughout the Company which are deemed to be important to the Company’s success.

The Board of Directors of the Company adopted the 2009 Plan in March 2009, subject to approval by the Company’s shareholders. There are several reasons why the Board of Directors determined it was necessary to adopt a new plan at this time, as follows:

•

Given the importance of equity compensation in carrying out the compensation objectives of the Company, it is important that there be sufficient equity awards available for award to key contributors within the Company today as well as individuals that the Company may attempt to recruit in the future.

•

Consistent with the objective of aligning the compensation of the Company and the interests of the Company’s shareholders, total annual cash compensation for the Company’s executive officers has decreased significantly over the last two years. In addition to the fact that no annual incentive payouts were made to the executive officers with respect to 2008, the value of currently outstanding equity awards has been greatly reduced or, in many cases eliminated, leaving no meaningful retention elements in place for the Company’s executive officers and other participants in the Company’s equity programs.

•

In connection with the separation of the Company and Metavante Corporation in November 2007, the Company adjusted the number of shares subject to each then outstanding option in order to maintain the intrinsic value of the options. To that end, each option to purchase Common Stock outstanding on the date of the separation was converted into an option to purchase a number of shares of Common Stock equal to the number of shares subject to the old option multiplied by 1.3362. This conversion had the effect of depleting the number of equity awards available under the Company’s existing equity incentive plan more rapidly than anticipated.

In arriving at the annual award level under the Company’s equity compensation programs, the focus of the Compensation Committee has been to prudently leverage the benefits of these programs by moderating the potential dilutive impact on the interests of the Company’s existing shareholders. Toward this objective, the Compensation Committee has intentionally maintained annual award levels which have been within competitive practice relative to peer companies. Additionally, the Compensation Committee has been mindful of the Company’s option “overhang” (a measure of stock options already granted, plus those remaining to be granted, as a percentage of the total shares outstanding). It understands however, that despite the Company’s annual award level being well within competitive practice, the Company’s overhang is somewhat elevated relative to peers due to both the conversion in connection with the Metavante separation, discussed above, and the Company’s option participants retaining their outstanding options for extended periods of time. The Company believes that this is a result of participants’ confidence in the Company, as well as the fact that the Company has long encouraged option participants to retain their outstanding options. This, the Company believes, has well-served the interests of shareholders.

The features of the 2009 Plan, which are described in detail below, were designed with the best interests of the Company and its shareholders in mind. In order to ensure that the Company is able to continue to incorporate equity compensation as a critical component of its equity compensation program, and for the reasons described above, the Board of Directors recommends a vote FOR approval of the 2009 Plan.

Material Features of the Plan

Introduction. As described above, the Board of Directors adopted the 2009 Plan in March 2009, subject to shareholder approval. The 2009 Plan is designed to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company’s operations, and to reward them for making contributions to the success of the Company. The Company purposefully minimized the number of shares requested under the 2009 Plan, which will necessitate the Company seeking shareholder approval of future equity compensation plans more frequently than in the past.

The 2009 Plan includes the following provisions:

•	the aggregate number of shares of Common Stock subject to the 2009 Plan is 4,500,000 shares, representing approximately 1.6% of the number of shares of Common Stock outstanding as of March 1, 2009;

•	the exercise price for options and stock appreciation rights cannot be less than the fair market value of the Company’s Common Stock on the date of grant;

•

the exercise prices for options or stock appreciation rights cannot be repriced without shareholder approval, except to reflect changes to the capital structure of the Company as set forth in Section 15 of the 2009 Plan, and the Compensation Committee may not grant any “reload” stock options (stock options that grant additional options upon exercise of the original) under the 2009 Plan;

•	a maximum term of ten years for options and stock appreciation rights;

•

the Compensation Committee is required to comply with vesting guidelines in connection with making awards representing 80% or more of the shares of Common Stock available for award under the 2009 Plan. These guidelines generally require that (1) options and stock appreciation rights will vest over a period of at least three years; (2) time-vested restricted stock or restricted stock units will vest no earlier than the third anniversary of their respective dates of issuance; and (3) performance-vested restricted stock and restricted stock units will vest no earlier than the first anniversary of their respective dates of issuance;

•

a maximum of 50% of the shares available for issuance under the 2009 Plan can be in the form of restricted shares or restricted stock units, and the 2009 Plan does not have liberal share counting provisions (such as provisions that would permit shares withheld for payment of taxes or the exercise price of stock options to be re-granted under the plan);

•

dividends or dividend equivalents can be paid in connection with an award of time-vested restricted stock or restricted stock units; however, while dividends or dividend equivalents may accrue in connection with any performance-based awards, they will not be paid until such time, if any, as such awards vest; and

•	awards cannot be transferred to third parties, with the exception of certain estate planning transfers, which can be made if the committee that administers the 2009 Plan approves such transfers.

The complete text of the 2009 Plan is set forth in Appendix C. The following summary of the material features of the 2009 Plan is qualified in its entirety by reference to Appendix C.

Eligibility. Persons eligible for awards under the 2009 Plan, if approved, will include current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company and who hold, or will hold, positions of responsibility and whose performance, in the judgment of the Compensation Committee or the management of the Company, can have a significant effect on the success of the Company. As of March 1, 2009, approximately 2,500 individuals would be eligible to participate in the 2009 Plan.

Administration. If approved, the 2009 Plan will be administered by the Compensation Committee. Except to the extent prohibited by applicable law, the Compensation Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the 2009 Plan pursuant to such conditions or limitations as the Compensation Committee may establish.

Awards. Awards under the 2009 Plan may include incentive stock options (which we refer to as “ISOs”) and non-statutory stock options (which we refer to as “NSOs”), shares of restricted stock or restricted stock units, or stock appreciation rights (which we refer to as “SARs”), each as described below. The Compensation Committee is responsible for determining the type or types of awards to be made to each participant.

The terms, conditions and limitations applicable to each award, including any vesting requirements, will be set forth in the related award agreement. However, the Compensation Committee is required to comply with the following vesting guidelines in connection with making awards representing 80% or more of the shares of Common Stock available for award under the 2009 Plan:

•	Options and SARs will vest on a ratable basis over a period of at least three years;

•

Time-vested restricted stock or restricted stock units will vest pursuant to a vesting schedule determined by the Committee, but in no event will any shares of restricted stock or restricted stock units vest until the third anniversary of their respective dates of issuance; and

•

Performance-vested restricted stock and restricted stock units will vest pursuant to a vesting schedule determined by the Compensation Committee, but in no event will any shares of restricted stock or restricted stock units vest until the first anniversary of their respective dates of issuance.

In all events, upon the occurrence of a change in control (as defined in the 2009 Plan), all awards will become fully vested and immediately exercisable.

The aggregate number of shares of Common Stock subject to the 2009 Plan is 4,500,000 shares, which may be treasury shares or authorized but unissued shares of Common Stock, or a combination of the two, and all of which may be granted in the form of ISOs. No individual may receive options covering or grants of shares consisting of more than 625,000 shares in the aggregate during the term of the 2009 Plan, and the Company may not issue more than 2,250,000 shares of restricted stock or restricted stock units during the term of the 2009 Plan. The 2009 Plan will terminate on April 27, 2019, subject to early termination by the Company’s Board as described in the 2009 Plan, and no awards may be made under the 2009 Plan after such date.

Stock Options. Stock options are rights to purchase a specified number of shares of Common Stock for a purchase price of not less than 100% of the fair market value of the Common Stock on the date of grant. The Compensation Committee may not reduce the purchase price for Common Stock pursuant to a stock option after the date of grant without the consent of the Company’s shareholders, except in accordance with certain adjustment provisions set forth in the 2009 Plan, and the Compensation Committee may not grant any reload stock options. A stock option may be designated by the Compensation Committee in the award agreement as an NSO for all participants or an ISO for employee participants. An ISO, in addition to being subject to applicable terms, conditions and limitations established by the Compensation Committee, must comply with Section 422 of the Code which, among other limitations, provides that the aggregate fair market value (determined at the time the option is granted) of Common Stock for which ISOs are exercisable for the first time by a participant during any calendar year may not exceed $100,000; that ISOs must be priced at not less than 100% of the fair market value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the Code); and that ISOs must be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company). The other restrictions and conditions relating to an option grant will be established by the Compensation Committee and set forth in the award agreement. The closing sale price of the Common Stock on the New York Stock Exchange on March     , 2009 was $            .

Restricted Stock or Restricted Stock Unit Award. A restricted stock or restricted stock unit award is an award of stock, or in the case of a restricted stock unit, a bookkeeping entry granting a participant the right to a share of Common Stock in the future, for some or no monetary consideration, as the Committee may specify, and which may contain transferability or forfeiture provisions including a requirement of future services or such other restrictions and conditions as may be established by the Compensation Committee and set forth in the award agreement.

SARs. SARs or stock appreciation rights refers to a grant of the right to receive, upon exercise, the difference between the fair market value of a share of Common Stock on the date of exercise, and the grant value of each SAR. The grant value will not be less than 100% of the fair market value of the Common Stock on the date of grant, as set forth in the award agreement. The difference between the fair market value on the date of exercise and the grant value, multiplied by the number of SARs exercised (which we refer to as the “spread”), will be paid in shares of Common Stock with a fair market value equal to the spread. However, the Company may, in the sole discretion of the Compensation Committee, elect to settle its obligation arising out of the exercise of an SAR by the payment of cash equal to the spread, or by the issuance of a combination of shares of Common Stock and cash, in the proportions determined by the Compensation Committee, with a fair market value equal to the spread. The other restrictions and conditions of the SARs will be established by the Compensation Committee and set forth in the award agreement.

Amendment or Discontinuance of the Plan. The Board may, at any time, amend or terminate the 2009 Plan. However, no amendment or termination may adversely affect the rights of any participant or beneficiary under any award granted under the 2009 Plan without the written consent of the affected participant prior to the date such amendment is adopted by the Board, except (1) to the extent necessary for participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code or (2) for adjustments permitted under the 2009 Plan.

In addition, the Board may not, without further shareholder approval:

•	adopt any amendment to the 2009 Plan for which shareholder approval is required under tax, securities or any other applicable law or the listing standards of the New York Stock Exchange;

•	reduce the exercise price of an option or the grant value of a SAR, except in accordance with the adjustment provisions under the 2009 Plan;

•	change the types of awards available under or materially expand the class of persons eligible to receive awards or otherwise participate in the 2009 Plan; or

•	materially increase the benefits accruing to participants under the 2009 Plan.

Adjustments. In the event of certain changes in the capital structure of the Company, the Compensation Committee may make proportionate equitable adjustments to outstanding awards such that the net value of the award is not changed. Any adjustment action taken by the Compensation Committee will be conclusive and binding on all participants, the Company and their successors, assigns and beneficiaries.

Termination of Employment or Service. In the event of termination of employment or service other than as a result of death, disability or “retirement” (as defined in the 2009 Plan), a participant will generally have 90 days after termination to exercise options which were vested on the date of termination. A participant who is a non-employee director of the Company will generally have until the earlier of the tenth anniversary of the date of grant or the third anniversary of the termination of the participant’s service as a director to exercise options which were vested on the date of termination. The Compensation Committee has discretion to provide the period for which, and the extent to which, options remain exercisable in the event of termination of employment resulting from death, disability or retirement. Restricted stock and restricted stock units are generally forfeited upon termination of employment.

Federal Income Tax Consequences

Counsel for the Company has advised that the federal income tax consequences of NSOs, ISOs, restricted stock, restricted stock units and SARs proposed to be granted under the 2009 Stock Option Plan are generally as follows:

NSOs. The grant of an NSO will have no federal income tax consequences to the Company or to a participant. A participant will recognize taxable ordinary income at the time of exercise of the option in an amount equal to the excess of the fair market value of the shares acquired at the time of exercise over the option price, and the Company will ordinarily be entitled to a deduction for such amount, subject to limitations contained in Section 162(m)(5) of the Code for compensation recognized by senior executive officers while the Company has outstanding preferred stock purchased by the U.S. Treasury pursuant to the Capital Purchase Program. Gains recognized on the exercise of options by employees will be subject to income and employment tax withholding. The holder of shares acquired upon exercise of an NSO will, upon a subsequent disposition of such shares, generally recognize a short-term or long-term capital gain or loss, depending upon the holding period of the shares, equal to the difference between the amount realized on the sale and the basis in such shares (the sum of the option price and the amount taxed as ordinary income at the time of exercise).

ISOs. Neither the grant nor exercise of an ISO will generally have any federal income tax consequences for a participant. The amount by which the fair market value of the shares acquired upon the exercise of an ISO exceeds the option price as of the date of exercise, however, is an item of “tax preference” for purposes of computing the alternative minimum tax on individuals. If a participant has held the shares acquired on the exercise of an ISO for at least two years from the date of the grant of the option and at least one year from the date of exercise, the participant will recognize taxable long-term capital gain or loss upon a subsequent disposition of the shares equal to the excess of the fair market value of the shares on disposition over the exercise price for the shares. In such circumstances, no deduction would be allowed to the Company for federal income tax purposes in connection with the grant or exercise of the option or the transfer of shares acquired upon such exercise. If, however, the participant disposes of his or her shares within the holding periods described above, (i) the participant will recognize ordinary income in an amount equal to the difference between the fair market value of such shares on the date of exercise and the option price, provided that, if the disposition is a sale or exchange with respect to which a loss (if sustained) would be recognized by the participant and the amount realized from such sale or exchange is less than the fair market value on the exercise date, then the ordinary income will be limited to the excess of the amount realized upon the sale or exchange of the shares over the option price; (ii) the Company will be entitled to a deduction for such year in the amount of the ordinary income so recognized, subject to the limitations of Section 162(m)(5) of the Code, discussed above; and (iii) the participant will recognize capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon such sale or exchange of the shares and the sum of the option price plus the amount of ordinary income, if any, recognized upon such disposition.

Restricted Stock. The grant of restricted stock is not a taxable event to a participant, absent an election under Section 83(b) of the Code. If no election is made, the participant will recognize income, taxable for income tax purposes at ordinary rates, upon the lapse of the restrictions governing the shares. The amount of the income will equal the fair market value of the shares when the restrictions lapse, less any amount paid by the participant for the shares. If the participant makes a Section 83(b) election within 30 days of the date of grant, he or she will be deemed to have received ordinary income at the time of the grant of the restricted shares equal to their fair market value at the date of grant less any amount paid by the participant for the shares, determined without regard to the restrictions imposed thereon. In both cases, the amount taxed as ordinary income will be subject to income and employment tax withholding if the participant is an employee. If the restricted shares are subsequently forfeited after a Section 83(b) election and before the restrictions lapse, the participant is not entitled to claim the loss for income tax purposes. The Company will be entitled to a deduction for income tax purposes when the participant recognizes ordinary income, either as a result of a Section 83(b) election or because of the lapse of the restrictions. The amount of the deduction will generally equal the amount of ordinary income recognized by the participant, subject to the applicability of Section 162(m)(5) of the Code, discussed above.

Restricted Stock Units. A participant will not be deemed to have received taxable income upon the grant or vesting of restricted stock units. However, upon vesting, the then fair market value of the units is subject to employment tax withholding if the participant is an employee. The participant will recognize taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. If the participant is an employee, the ordinary income recognized on distribution is subject to income tax withholding. Upon the distribution of shares to a participant with respect to restricted stock units, the Company will ordinarily be entitled to a deduction for federal income tax purposes (subject to the requirements of Section 162(m)(5) of the Code) in an amount equal to the taxable ordinary income recognized by the participant. The basis of the shares of Common Stock received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares plus any amount paid for the restricted stock units, and a gain or loss recognized by the participant on a subsequent disposition of any such shares will generally be capital gain or loss. A participant’s holding period will commence on the date the shares are distributed to the participant.

SARs. A participant will not be deemed to have received taxable income upon the grant or vesting of an SAR. Upon the exercise of an SAR, a participant generally will be deemed to have received income, taxable for federal income tax purposes at ordinary income rates, equal to the fair market value at the time of exercise of any

Common Stock received plus the amount of any cash received, and the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the participant as a result of such exercise, subject to the requirements of Section 162(m)(5) of the Code. Gains recognized on the exercise of SARs by employees will be subject to income and employment tax withholding. The basis of shares received upon the exercise of an SAR will equal the fair market value of the shares at the time of exercise, and a gain or loss recognized by the participant on a subsequent disposition of any such shares will generally be capital gain or loss. A participant’s holding period will commence on the date the shares are distributed to such participant.

The foregoing summary does not contain a complete analysis of all the potential tax consequences of the types of awards proposed to be granted under the 2009 Plan, including employment tax and state, local or foreign income tax consequences.

Vote Required

Approval of the 2009 Plan requires the affirmative vote of the majority of the votes cast on the proposal, provided that the total votes cast on the proposal represents over 50% of the Company’s outstanding shares. Abstentions will have the effect of votes against the proposal and broker non-votes will not be counted as votes cast on the proposal.

The Board of Directors recommends a vote FOR approval of the 2009 Equity Incentive Plan.

PROPOSAL 4. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has appointed Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009 and is seeking the ratification of their appointment by the shareholders. Deloitte & Touche audited the Company’s financial statements for the fiscal year ended December 31, 2008. Representatives of Deloitte & Touche will be present at the Annual Meeting to make any statement they may desire and to respond to questions from shareholders.

Ratification of the appointment of Deloitte & Touche as the Company’s independent auditors for the fiscal year ending December 31, 2009 requires that the number of votes cast in favor of ratification exceed the number of votes cast against ratification. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the appointment is ratified. If the appointment of Deloitte & Touche is not ratified, the Audit Committee will consider the shareholders’ action in deciding whether to appoint Deloitte & Touche as the Company’s independent auditors for 2010.

The Board of Directors recommends a vote FOR ratification of Deloitte & Touche LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009.

PROPOSAL 5. ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background of the Proposal

The ARRA contains a requirement that those financial institutions, like the Company, which have sold preferred stock and issued warrants to the U.S. Treasury Department under the Capital Purchase Program permit a separate and non binding shareholder vote to approve the compensation of such financial institution’s executive officers. The SEC has recently issued guidance that requires participants in the Capital Purchase Program to submit to shareholders annually for their approval the executive compensation arrangements as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in their proxy statements.

Executive Compensation

The Company believes that its compensation policies and procedures, which are reviewed and approved by the Compensation Committee, encourage a culture of pay for performance and are strongly aligned with the long- term interests of shareholders. Like most companies in the financial services sector, the recent and ongoing financial downturn had a significant negative impact on the Company’s 2008 results of operations and on the price of the Company’s Common Stock. Consistent with the objective of aligning the compensation of the Company’s executive officers with the annual and long-term performance of the Company and the interests of the Company’s shareholders, these factors were also reflected in the compensation of the Company’s named executive officers for 2008, and in a number of executive compensation-related actions that have been taken by the Company and the Compensation Committee with respect to 2009.

One of the main objectives of the Company’s executive compensation program is to align a significant portion of each executive officer’s total compensation with the annual and long-term performance of the Company and the interests of the Company’s shareholders. The Company’s Annual Executive Incentive Plan, which plays a key role in fulfilling this objective, is designed specifically to establish a direct correlation between the annual incentives awarded to the participants and the financial performance of the Company. As a result, because the Company’s performance was below the threshold level under the plan, none of the named executive officers received annual incentive payments or bonuses with respect to 2008. In addition, the Compensation Committee used its negative discretion in determining not to make any cash incentive payments under the Company’s Wealth Management incentive plan, even though performance under that plan exceeded the threshold level. The total 2008 annual cash compensation for the named executive officers as a group decreased approximately 26% from 2007, and a total of approximately 56% since 2006.

Due to the decline in the price of the Common Stock, 2008 option and restricted stock grants to the named executive officers resulted in lower estimated grant date values than the 2007 awards, and the Compensation Committee determined not to increase the number of options or shares of restricted stock granted to the extent that would have been necessary to replace this value.

With respect to 2009, the Compensation Committee has taken a number of additional actions in response to the adverse economic conditions. These actions are described in detail under “Executive Compensation–Compensation Discussion and Analysis” in this Proxy Statement.

The Company and the Compensation Committee remain committed to the compensation philosophy, policies and objectives outlined under “Executive Compensation—Compensation Discussion and Analysis.” Named executive officer compensation for 2008 reflects the effectiveness of the Company’s executive compensation program in fulfilling its objectives during times of economic difficulty and weak financial performance. As always, the Compensation Committee will continue to review all elements of the executive compensation program and take any steps it deems necessary to continue to fulfill the objectives of the program.

Shareholders are encouraged to carefully review the “Executive Compensation” section of this Proxy Statement for a detailed discussion of the Company’s executive compensation program.

As required by the ARRA and the guidance provided by the SEC, the Board of Directors has authorized a shareholder vote on the Company’s executive compensation plans, programs and arrangements as reflected in the Compensation Discussion and Analysis, the disclosures regarding named executive officer compensation provided in the various tables included in this Proxy Statement, the accompanying narrative disclosures and the other compensation information provided in this Proxy Statement. This proposal, commonly known as a “Say on Pay” proposal, gives the Company’s shareholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following resolution:

“Resolved, that the shareholders of Marshall & Ilsley Corporation approve the overall executive compensation policies and procedures employed by the Company, as described in the Company’s Proxy Statement for the 2009 Annual Meeting of Shareholders.”

Vote Required; Effect

Approval of the Company’s executive compensation policies and procedures would require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker non votes will not be counted as votes cast and therefore will not affect the determination as to whether the Company’s executive compensation policies and procedures are approved. Because this shareholder vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

The Board of Directors unanimously recommends a vote FOR approval of this proposal on executive compensation. Unless marked to the contrary, proxies received by the Company will be voted FOR this proposal.

PROPOSAL 6. SHAREHOLDER PROPOSAL: MAJORITY ELECTION OF DIRECTORS

The United Association S&P 500 Index Fund (the “Fund”), a shareholder of the Company that owns approximately 5,007 shares of Common Stock, has notified the Company of its intention to propose a resolution at the Annual Meeting. The Fund’s address is P.O. Box 8635, Boston, Massachusetts, 02266-8635. The resolution and supporting statement provided by the Fund are set forth below. The Company is not responsible for the contents of the Fund’s proposal or supporting statement.

Director Election Majority Vote Standard Proposal

Resolved: That the shareholders of Marshall & Ilsley Corporation (“Company”) hereby request that the Board of Directors initiate the appropriate process to amend the Company’s articles of incorporation to provide that director nominees shall be elected by the affirmative vote of the majority of votes cast at an annual meeting of shareholders, with a plurality vote standard retained for contested director elections, that is, when the number of director nominees exceeds the number of board seats.

Supporting Statement: In order to provide shareholders a meaningful role in director elections, our Company’s director election vote standard should be changed to a majority vote standard. A majority vote standard would require that a nominee receive a majority of the votes cast in order to be elected. The standard is particularly well-suited for the vast majority of director elections in which only board nominated candidates are on the ballot. We believe that a majority vote standard in board elections would establish a challenging vote standard for board nominees and improve the performance of individual directors and entire boards. Our Company presently uses a plurality vote standard in all director elections. Under the plurality vote standard, a nominee for the board can be elected with as little as a single affirmative vote, even if a substantial majority of the votes cast are “withheld” from the nominee.

In response to strong shareholder support for a majority vote standard in director elections, an increasing number of companies, including Intel, General Electric, Motorola, Hewlett-Packard, Morgan Stanley, Wal-Mart, Home Depot and Safeway have adopted a majority vote standard in company bylaws or articles of incorporation. Additionally, these companies have adopted bylaws or policies to address post-election issues related to the status of director nominees that fail to win election. Our Company has not established a majority vote standard in Company bylaws, opting only to establish a post-election director resignation governance policy. The Company’s director resignation policy simply addresses post-election issues, establishing a requirement for directors to tender their resignations for board consideration should they receive more “withhold” votes than “for” votes. We believe that these director resignation policies, coupled with the continued use of a plurality vote standard, are a wholly inadequate response to the call for the adoption of a majority vote standard.

We believe the establishment of a meaningful majority vote policy requires the adoption of a majority vote standard in the Company’s governance documents, not the retention of the plurality vote standard. A majority vote standard combined with the Company’s current post-election director resignation policy would provide the board a framework to address the status of a director nominee who fails to be elected. The combination of a majority vote standard with a post-election policy establishes a meaningful right for shareholders to elect directors, while reserving for the board an important post-election role in determining the continued status of an unelected director.

RESPONSE OF THE BOARD OF DIRECTORS

The Board believes that adherence to sound corporate governance policies and practices is important to ensuring that the Company is governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of its shareholders. After careful consideration, the Board has determined that implementing the majority vote standard advanced in this shareholder proposal would not enhance shareholder value and would not be in the best interests of the Company and its shareholders. Therefore, the Board recommends a vote against this proposal.

The Company’s current director election policies are provided for under its Bylaws and Corporate Governance Guidelines. The Company’s By-Laws provide that directors are elected under a plurality vote standard, meaning nominees who receive the most affirmative votes will be elected to the Board. In order to address concerns about the plurality standard, the Board has adopted Corporate Governance Guidelines that set forth a director resignation policy. Under this policy, any nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation as a director to the Chairman of the Board.

For the reasons discussed below, the Board believes it would not be in the best interests of the Company’s shareholders to change the method by which directors are elected as presented in the shareholder proposal.

The Company Has Already Addressed the Concerns Expressed in the Proposal. In response to significant interest in majority voting for corporate directors in the corporate and legal communities, and growing sentiment of shareholders of various companies that such a standard would increase a board’s accountability, in February 2006 the Board adopted an amendment to its Corporate Governance Guidelines to include a director resignation policy (the “Director Resignation Policy”). The Board believes that this policy serves the interests of the Company’s shareholders by establishing direct and effective consequences for any director who does not receive a majority vote in a non-contested election. According to this policy:

•

Any nominee in an uncontested election who receives a greater number of votes “withheld” from his or her election than votes “for” such election is required to promptly tender his or her resignation as a director to the Chairman of the Board.

•

The Nominating and Corporate Governance Committee, which consists entirely of independent directors, must recommend to the full Board whether to accept or reject the resignation based on all relevant factors.

•	The Board must act on the Nominating and Corporate Governance Committee’s recommendation no later than 90 days following the tender of the director’s resignation.

•

Within four days of the Board reaching its decision, the Company must disclose the Board’s decision, providing a full explanation of the process by which the decision was reached, in a Form 8-K filed with the SEC.

History of Strong Directors under the Plurality Vote Standard. The Company’s plurality vote standard has resulted in an excellent history of electing strong and independent directors. Moreover, in no instance has the plurality vote standard prevented the Company’s shareholders from either electing the directors they wanted to elect or otherwise expressing their dissatisfaction with any particular director or the Board as a whole. In fact, in the last five years, nominees for election to the Company’s Board have received, on average, the affirmative vote of over 96% of the votes cast with respect to his or her election, and no director has received the affirmative vote of fewer than 70% of votes cast. In addition, the plurality vote standard is the long-standing default standard under the Wisconsin Business Corporation Law and is the predominant method currently in use among U.S. public companies. In fact, the American Bar Association (ABA) Committee on Corporate Laws decided to retain the default system of plurality voting in the ABA’s Model Business Corporation Act after thoroughly evaluating the majority vote standard in 2006.

The Company’s Board and the Nominating and Corporate Governance Committee of the Board have carefully considered the arguments in favor of and against this shareholder proposal. The Board believes that the Company’s current standard and policies continue to promote the best interests of the Company’s shareholders.

Vote Required

Approval of this shareholder proposal would require that the number of votes cast in favor of the proposal exceed the number of votes cast against it. Abstentions and broker non-votes will not be counted as votes cast and therefore will not affect the determination as to whether the proposal is approved.

The Board of Directors recommends a vote AGAINST this shareholder proposal.

SUBMISSION OF SHAREHOLDER PROPOSALS

The 2010 Annual Meeting of Shareholders is scheduled for April 27, 2010. In accordance with the Company’s By-Laws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2010 Annual Meeting of Shareholders and any other shareholder proposed business to be brought before the 2010 Annual Meeting of Shareholders must be submitted to the Company no later than January 9, 2010. Shareholder proposed nominations and other shareholder proposed business must be made in accordance with the Company’s By-Laws which provide, among other things, that shareholder proposed nominations must be accompanied by certain information concerning the nominee and the shareholder submitting the nomination, and that shareholder proposed business must be accompanied by certain information concerning the proposal and the shareholder submitting the proposal. To be considered for inclusion in the proxy statement solicited by the Board of Directors, shareholder proposals for consideration at the 2010 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices, 770 North Water Street, Milwaukee, Wisconsin 53202 on or before November 13, 2009. Proposals should be directed to Mr. Randall J. Erickson, Senior Vice President, Chief Administrative Officer and General Counsel. To avoid disputes as to the date of receipt, it is suggested that any shareholder proposal be submitted by certified mail, return receipt requested.

PENDING LEGAL PROCEEDINGS

No director or executive officer is an adverse party or has an interest adverse to the Company or any of its subsidiaries in any material pending legal proceeding.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and officers to file reports with the Securities and Exchange Commission disclosing their ownership, and changes in their ownership, of stock in the Company. Copies of these reports must also be furnished to the Company. Based solely on a review of these copies, the Company believes that during 2008 all filing requirements were complied with, except that late reports were filed in connection with the grant of non-qualified stock options and restricted share units to the eleven directors re-elected at the 2008 Annual Meeting of Shareholders, two transactions by Mr. Baur and one transaction by each of Messrs. Mellowes and Hogan.

OTHER VOTING INFORMATION

Shareholders may vote over the Internet, by telephone or by completing a traditional proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on April 27, 2009. To vote over the Internet or by telephone, please refer to the instructions on the Notice of Internet Availability or, as applicable, the accompanying proxy card.

The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give their voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the shareholder.

If your shares are held in “street name” (through a broker, bank or other nominee), you may need to contact your broker, bank, or other nominee to determine how to vote electronically using the Internet or telephonically, or what is required to vote your shares in person at the Annual Meeting.

OTHER MATTERS

Although management is not aware of any other matters that may come before the meeting, if any such matters should be properly presented, the persons named in the accompanying proxy intend to vote such proxy in accordance with their best judgment.

By Order of the Board of Directors,

Gina M. McBride, Vice President and Secretary

Appendix A

Categorical Standards for Lending, Banking and Other Business Relationships

Involving Marshall & Ilsley Corporation Directors

February 19, 2009

A.	Unless the Board of Directors of the Corporation determines otherwise, a director of the Corporation who otherwise meets the independence standards set forth in Section 303A of the NYSE Corporate Governance Listing Standards (the “NYSE Listing Standards”) will not fail to be deemed “independent” for purposes of the NYSE Listing Standards solely as a result of the following relationships:

1.	Lending and Banking Relationships

Lending relationships, deposit relationships or other banking relationships (such as depository, transfer, registrar, indenture trustee, trusts and estates, private banking, investment management, custodial, securities brokerage, cash management and similar services) between the Corporation and its subsidiaries, on the one hand, and the director or a company with which the director is affiliated by reason of being a director, officer or a significant shareholder thereof, on the other, provided that

(a)	such relationships are in the ordinary course of business of the Corporation and are on substantially the same terms as those prevailing at the time for comparable transactions with non-affiliated persons; and

(b)	with respect to extensions of credit by the Corporation or its subsidiaries to any such person or company, such extensions of credit:

(i)	have been made in compliance with applicable law, including Regulation O of the Board of Governors of the Federal Reserve and Section 13(k) of the Securities Exchange Act of 1934; and

(ii)	no event of default has occurred and is continuing under the loan.

2.	Other Business Relationships

(a)	Where a director was, more than three years ago, an employee of the Corporation, or where an immediate family member of a director was, more than three years ago, an executive officer of the Corporation;

(b)	where a director, or an immediate family member of such director, has received direct compensation from the Corporation in an amount equal to or less than $120,000, other than any director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), during any 12-month period within the last three years, or in any amount prior to the last three years;

(c)	(i) where a director, or an immediate family member of such director, was but is not currently a partner the Corporation’s internal or external auditing firm; (ii) where a director was but is not currently an employee of such a firm; (iii) where a director has an immediate family member who was but is not currently an employee of such a firm and who participated in the firm’s audit, assurance or tax compliance practice; or (iv) where a director, or an immediate family member of such director, was a partner or employee of such a firm more than three years ago;

(d)	where a director was, more than three years ago, employed as an executive officer of another company where any of the Corporation’s present executive officers at the same time served on that company’s compensation committee;

A-1

(e)	where a director is a current employee, or has an immediate family member who is a current executive officer, of a company that has made payments (including payments of interest and other loan fees) to, or received payments from, the Corporation for property or services in an amount which, in any of the Corporation’s last three fiscal years, was equal to or less than the greater of $1 million or 2% of such other company’s consolidated gross revenues, or in any amount prior to the Corporation’s last three fiscal years; and

(f)	where a director is or was an executive officer of any tax exempt organization to which the Corporation made contributions in an amount equal to or less than the greater of $1 million or 2% of such tax exempt organization’s consolidated gross revenues in any of the Corporation’s last three fiscal years, or in any amount prior to the Corporation’s last three fiscal years.

For purposes of the foregoing, the term “immediate family member” shall have the meaning set forth in the Commentary to Section 303A.02(b).

B.	Unless the Board of Directors of the Corporation determines otherwise, the relationships described in paragraphs A.1 and A.2 hereof will be deemed to be “immaterial” for purposes of Section 303A.02 of the NYSE Listing Standards.

A-2

Appendix B

MARSHALL & ILSLEY CORPORATION

2009 EMPLOYEE STOCK PURCHASE PLAN

1. Purpose. The purpose of the Plan is to provide eligible employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Change of Control” shall mean the first to occur of the following:

(i) The acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions of Common Stock shall not constitute a Change of Control: (1) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege or by one person or a group of persons acting in concert), (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (4) any acquisition by any corporation pursuant to a reorganization, merger, statutory share exchange or consolidation which would not be a Change of Control under subsection (iii) below; or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened “election contest” or other actual or threatened “solicitation” (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation, unless, following such reorganization, merger, statutory share exchange or consolidation, (A) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange or consolidation, (B) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, statutory share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, statutory share exchange or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(iv) Consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Committee” shall mean the Compensation and Human Resources Committee of the Board or such other persons or committee as the Committee shall designate to administer the Plan.

(e) “Common Stock” shall mean the $1.00 par value common stock of the Company.

(f) “Company” shall mean Marshall & Ilsley Corporation, a Wisconsin corporation.

(g) “Designated Subsidiary” shall mean a bank or corporation of which not less than 50% of the voting power is held by the Company, directly or indirectly, whether such bank or corporation now exists or is hereafter organized or acquired by the Company, directly or indirectly, other than an otherwise eligible bank or corporation which has been designated by the Committee from time to time in its sole discretion as not eligible to participate in the Plan.

(h) “Employee” shall mean any regular, full-time or part-time employee of the Company or a Designated Subsidiary customarily employed to work at least 17.5 hours per week, other than an officer of the Company defined under Rule 16a-1(f) promulgated under the Exchange Act.

(i) “Employer Corporation” means the corporation or bank which employs the Employee.

(j) “Enrollment Agreement” means the Enrollment & Payroll Deduction Authorization Form provided to Employees during the Enrollment Period to enable them to elect to participate in the Plan.

(k) “Enrollment Date” shall mean the first day of each Plan Year, or such other date as the Committee designates. In the case of the short Plan Year beginning on April 1, 2009 and ending on December 31, 2009, the Enrollment Date was January 2, 2009.

(l) “Enrollment Period” shall mean the period specified by the Committee during which eligible Employees may elect to participate in the Plan for the upcoming Plan Year or portion thereof.

(m) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(n) “Exercise Date” shall mean the last business day of each calendar quarter during the Plan Year.

(o) “Fair Market Value” shall mean the closing sale price of Common Stock on the New York Stock Exchange as reported in the Midwest Edition of the Wall Street Journal on the indicated date. If no sales of Common Stock were made on said exchange on that date, “Fair Market Value” shall mean the closing sale price of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on said exchange, or, failing any such sales, such other market price as the Board or the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

(p) “Parent Corporation” shall have the same meaning as contained in Section 424(e) of the Code.

(q) “Participant” shall mean any Employee who completes an Enrollment Form and does not discontinue participation in the Plan pursuant to Section 6(c) or 10 of this Plan.

(r) “Plan” shall mean this 2009 Employee Stock Purchase Plan.

(s) “Plan Year” shall mean a period of approximately twelve (12) months commencing on the first business day of each calendar year and ending on the last business day of such calendar year. Notwithstanding the foregoing, the first Plan Year under the Plan shall begin on April 1, 2009 and end on December 31, 2009. The duration of Plan Years may be changed pursuant to Section 4 of this Plan.

(t) “Purchase Price” shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Exercise Date.

(u) “Subsidiary Corporation” shall have the same meaning as contained in Section 424(f) of the Code.

3. Eligibility.

(a) A person who is an Employee as of the first business day of the Plan Year shall be eligible to participate in the Plan with respect to such Plan Year, unless the Committee establishes a different date for eligibility. In the case of the short Plan Year beginning April 1, 2009 and ending December 31, 2009, the date for eligibility shall be January 2, 2009. If the Committee determines to have multiple Enrollment Dates during a Plan Year, the Committee may establish multiple eligibility dates.

(b) Provisions of the Plan to the contrary notwithstanding, no Employee shall be able to purchase shares under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Employer Corporation or of its Parent Corporation or Subsidiary Corporation, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Employer Corporation and its Parent Corporation and Subsidiary Corporations accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which an Employee participates in the Plan. These limitations are in addition to any other limitations set forth herein, including any limits that the Committee establishes in accordance with Section 6(a).

4. Plan Years. The Plan shall contain consecutive Plan Years, with a new Plan Year commencing on the first business day of the calendar year, or on such other date as the Committee shall determine. Notwithstanding the foregoing, the first Plan Year under the Plan shall begin on April 1, 2009 and end on December 31, 2009. The Committee shall have the power to change the duration of Plan Years (including the commencement dates thereof) without shareholder approval.

5. Participation.

(a) An Employee may become a Participant in the Plan by completing the Enrollment Agreement and filing it with the Human Resources Corporate Benefits Department during the applicable Enrollment Period. An Employee must file a new Enrollment Agreement for each Plan Year or portion thereof, unless the Committee provides that an existing Enrollment Agreement shall continue in effect until revoked. The Enrollment Agreement effective as of January 2, 2009 shall continue in effect for the short Plan Year beginning on April 1, 2009 and ending on December 31, 2009, unless sooner discontinued or terminated by the Participant prior to April 1, 2009.

(b) Payroll deductions for a Participant shall begin on the first payroll following the Enrollment Date and shall end on the last payroll in the Plan Year to which such authorization is applicable, unless sooner discontinued or terminated by the Participant as provided in Section 6(c) or Section 10 hereof. Notwithstanding the foregoing, in the case of the short Plan Year beginning on April 1, 2009 and ending on December 31, 2009, payroll deductions for a Participant shall begin on the first payroll following April 1, 2009, unless such payroll deduction was previously discontinued or terminated by the Participant prior to April 1, 2009.

6. Payroll Deductions.

(a) At the time a Participant files his or her Enrollment Agreement, he or she shall elect to have payroll deductions made on each pay day during the Plan Year which is subsequent to the date of the Enrollment Agreement in an amount set forth therein, but not less than $10 for each pay period. The Committee annually may determine, in its sole discretion, to establish a maximum dollar amount or percentage of compensation that an eligible Employee is entitled to authorize for payroll deductions during a calendar year, which limitations shall apply to all Employees. Any such limit established by the Committee shall fall within the parameters of Section 423 of the Code. Notwithstanding the foregoing, in the case of the short Plan Year beginning on April 1, 2009 and ending on December 31, 2009, payroll deductions for a Participant shall begin on the first payroll date following April 1, 2009, unless such payroll deduction was previously discontinued or terminated by the Participant prior to April 1, 2009, or as provided in Section 6(c) or Section 10 hereof.

(b) All payroll deductions made for a Participant shall be credited to his or her account under the Plan. A Participant may not make any additional payments into such account.

(c) A Participant may withdraw from the Plan as provided in Section 10 hereof. Alternatively, a Participant may elect to discontinue making additional payroll deductions during the Plan Year by completing and filing with the Human Resources Corporate Benefits Department a written notice in such form approved by the Committee. The election shall be effective no later than the first payroll period following ten (10) business days after the Company’s receipt of the notice. If a Participant elects to discontinue making additional payroll deductions, all payroll deductions previously credited to his or her account will purchase Common Stock on the next Exercise Date during the Plan Year, subject to the other terms of the Plan. Except to withdraw in accordance with Section 10 or to discontinue additional payroll deductions as stated above, a Participant may not change his or her payroll deduction rate unless the Committee otherwise provides for all Participants by notice to the Participants.

(d) Payroll deductions made pursuant to a Participant’s Enrollment Agreement are subject to income and employment tax withholding. By executing the Enrollment Agreement, each Participant agrees that such income and employment tax withholding may be deducted from other compensation paid to the Participant by the Company.

7. Purchase of Company Common Stock. On each Exercise Date, each Employee will be entitled to receive a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated on or prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price, provided that such purchase shall be subject to the limitations set forth in Sections 3(b), 6(a) and 13 hereof. Purchases shall occur as provided in this Section 7, unless the Participant has withdrawn pursuant to Section 10 hereof.

8. Book Entry Account and Fractions. A Participant in the Plan initially will hold his or her shares in book-entry form through an agent designated by the Committee, and fractional shares will be purchased on behalf of the Participant.

9. Delivery. As promptly as administratively practicable after each Exercise Date on which a purchase of shares occurs, the Company shall deliver the purchased shares to the agent designated by the Committee to hold the shares for Participants. An Employee may, at any time, request that the agent deliver to him or her a certificate for the full shares held for his or her account and cash for any fractional share.

10. Withdrawal.

(a) A Participant may withdraw all but not less than all the payroll deductions credited to his or her account subsequent to the most recent Exercise Date at any time by giving written notice to the Company in the form approved by the Committee. All of the Participant’s payroll deductions credited to his or her account subsequent to the most recent Exercise Date shall be paid to such Participant after receipt of notice of withdrawal as soon as administratively practicable. Payroll deductions for the purchase of shares during the Plan Year shall cease as soon as administratively practicable. If a Participant withdraws from a Plan Year, payroll deductions shall not resume at the beginning of the succeeding Plan Year unless the Employee delivers to the Company a new Enrollment Agreement.

(b) A Participant’s withdrawal from a Plan Year shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Plan Years which commence after the termination of the Plan Year from which the Participant withdraws. Notwithstanding the foregoing, if a Participant has withdrawn or discontinued payroll deductions after January 2, 2009 pursuant to the terms of the Company’s Amended and Restated 2000 Employee Stock Purchase Plan, he or she may not commence participation in the Plan until the Plan Year commencing on January 4, 2010, assuming he or she is otherwise eligible to be a Participant.

11. Termination of Employment. Upon a Participant’s ceasing to be an Employee of the Company or a Designated Subsidiary for any reason (including without limitation upon death, disability or retirement), he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant’s account subsequent to the most recent Exercise Date shall be returned to such Participant or, in the case of his or her death, to the Participant’s estate, and such Participant’s further participation in the Plan shall automatically terminate.

12. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

13. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be 10,000,000 shares plus that number of shares remaining, if any, in the Company’s 2000 Employee Stock Purchase Plan after the March 31, 2009 Exercise Date. If, on a given Exercise Date, the number of shares to be purchased exceeds the number of shares then available under the Plan, the Committee shall make a pro rata allocation of the shares remaining available for purchase among the Participants in such manner as it may determine in its sole discretion, and any payroll deductions remaining in a Participant’s account shall be returned to him or her, without interest.

(b) The Participant shall have no interest or voting right in shares issued under this Plan until the shares are delivered to the agent designated by the Committee as provided for in Section 9 of the Plan.

14. Administration. The Plan shall be administered by the Committee. The Committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the

Committee shall, to the full extent permitted by law, be final and binding upon all interested parties, including Participants, their successors and beneficiaries, and the Company. The Committee may delegate any or all of its powers hereunder to one or more management employees of the Company or its Subsidiary Corporations.

15. Transferability. Neither payroll deductions credited to a Participant’s account nor any rights to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 11 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from the Participant’s account in the Plan in accordance with Section 10 hereof.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price for shares purchased under the Plan on each Exercise Date, the number of shares purchased under the Plan on each Exercise Date, the remaining cash balance, if any, and, if applicable, the number of shares held by the agent designated to hold the shares for the Participant and the shares purchased by the Participant in connection with participation in any related dividend reinvestment feature.

18. Adjustments Upon Changes in Capitalization, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the shareholders of the Company, the shares reserved for issuance under the Plan, as well as any other variables tied to the number of shares or the per share Exercise Price which the Committee determines should be adjusted, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company. Such adjustment shall be made by the Committee , whose determination in that respect shall be final, binding and conclusive.

(b) Change of Control. In the event of a Change of Control, the Plan Year then in progress shall be shortened by the Committee’s setting a new Exercise Date (the “New Exercise Date”). The New Exercise Date shall be before the date of the Change of Control. Shares shall be purchased on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Plan Year as provided in Section 10 hereof. Immediately following such New Exercise Date, the Plan shall terminate.

19. Amendment, Suspension or Termination.

(a) The Board may at any time, or from time to time, amend this Plan in any respect; provided, however, that no amendment shall be made without the approval of the shareholders of the Company to increase the aggregate number of shares which may be issued under this Plan (other than as provided in Paragraph 13(a) or 18(a) hereof) or for which shareholder approval is required under applicable tax, securities or other laws.

(b) This Plan and all rights of Employees under any offering hereunder may be suspended or terminated at any time, at the discretion of the Committee. Upon any suspension or termination of this Plan, all amounts in the accounts of participating Employees shall be either (i) promptly refunded in total or (ii) refunded to the extent not used to purchase Common Stock, in the sole discretion of the Committee. Such suspension or termination shall be made without the approval of the shareholders of the Company or the consent of any participating Employees.

20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares shall not be issued hereunder unless the issuance and delivery of such shares shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

22. Term of Plan. The Plan was initially adopted by the Board on February 19, 2009, subject to the approval of the Company’s shareholders which was obtained on April 28, 2009. The Plan shall continue in effect for a term of ten (10) years until February 18, 2019, unless sooner terminated under Section 19 hereof.

Appendix C

MARSHALL & ILSLEY CORPORATION

2009 EQUITY INCENTIVE PLAN

1. Objectives. The Marshall & Ilsley Corporation 2009 Equity Incentive Plan is designed to attract and retain certain selected officers, key employees, non-employee directors and consultants whose skills and talents are important to the Company’s operations, and reward them for making major contributions to the success of the Company. These objectives are accomplished by making awards under the Plan, thereby providing Participants with a proprietary interest in the growth and performance of the Company.

2. Definitions.

(a) “Award” shall mean an Option, share of Restricted Stock, Restricted Stock Unit or SAR (stock appreciation right) awarded to a Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

(b) “Award Agreement” shall mean the agreement that sets forth the terms, conditions and limitations applicable to an Award.

(c) “Board” shall mean the Board of Directors of Marshall & Ilsley Corporation.

(d) “Cause” shall mean the discharge of an employee on account of fraud or embezzlement against the Company or serious and willful acts of misconduct which are detrimental to the business of the Company.

(e) “Change in Control” shall mean any of the following:

(i) The acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions of common stock shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege or by one person or a group of persons acting in concert), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger, statutory share exchange or consolidation which would not be a Change in Control under paragraph (iii) of this Section 2(e); or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened “election contest” or other actual or threatened “solicitation” (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation, unless, following such reorganization, merger, statutory share exchange or consolidation, (A) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange or consolidation, (B) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, statutory share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, statutory share exchange or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(iv) Consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(f) “Common Stock” or “stock” shall mean the authorized and issued or unissued $1.00 par value common stock of the Company.

(g) “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(h) “Committee” shall mean a committee of the Board composed of two or more independent directors. The Committee shall be the Compensation and Human Resources Committee of the Board, unless the Board designates a different qualifying Committee. Except as otherwise determined by the Board, the Committee shall be so constituted as to permit grants to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, by virtue of Rule 16b-3 thereunder, as such rule is currently in effect or as hereafter modified or amended, and to permit the Plan to comply with the requirements of Section 162(m)(4)(C)(i) of the Code and any regulations promulgated thereunder, or any other statutory rule or regulatory requirements.

(i) “Company” shall mean Marshall & Ilsley Corporation, its direct and indirect subsidiaries, and partnerships and other business ventures in which Marshall & Ilsley Corporation or its direct or indirect subsidiaries have a significant equity interest, as determined in the sole discretion of the Committee. For purposes of defining whether a Participants is receiving stock of a “service recipient” under Section 409A of the Code and the guidance thereunder, this definition of “Company” shall be deemed to include the broadest definition of entities permissible under such guidance.

(j) “Fair Market Value” shall mean the closing sale price of Common Stock on the New York Stock Exchange as reported in the Midwest Edition of the Wall Street Journal on the indicated date. If no sales of Common Stock were made on said exchange on that date, “Fair Market Value” shall mean the closing sale price of Common Stock as reported for the most recent preceding day on which sales of Common Stock were made on said exchange, or, failing any such sales, such other market price as the Board or the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

(k) “Incentive Stock Option” shall mean an option to purchase shares of Common Stock which complies with the provisions of Section 422 of the Code.

(l) “Nonstatutory Stock Option” shall mean an option to purchase shares of Common Stock which does not comply with the provisions of Section 422 of the Code or which is designated as such pursuant to Paragraph 7 of the Plan.

(m) “Option” shall mean (1) with respect to an employee, an Incentive Stock Option or Nonstatutory Stock Option granted to a Participant by the Committee pursuant to Section 7 hereof and (2) with respect to any non-employee, a Non-Statutory Stock Option granted to a Participant by the Committee pursuant to Section 7 hereof.

(n) “Participant” shall mean a current, prospective or former employee, non-employee director, consultant or other person who provides services to the Company to whom an Award has been made under the Plan.

(o) “Plan” shall mean the Marshall & Ilsley Corporation 2009 Equity Incentive Plan.

(p) “Restricted Stock” shall mean shares of Common Stock granted to a Participant by the Committee pursuant to Section 7 hereof, which are subject to restrictions set forth in an Award Agreement.

(q) “Restricted Stock Unit” shall mean a right to receive one share of Common Stock granted to a Participant pursuant to Section 7, hereof, subject to the restrictions set forth in the Award Agreement.

(r) “SAR” shall mean a stock appreciation right with respect to one share of Common Stock granted to a Participant pursuant to Section 7 hereof, subject to the restrictions set forth in the Award Agreement.

(s) “Retirement” shall mean the termination of a Participant’s employment on or after age 65.

3. Eligibility. Current and prospective employees, non-employee directors, consultants or other persons who provide services to the Company eligible for an Award under the Plan are those who hold, or will hold, positions of responsibility and whose performance, in the judgment of the Committee or the management of the Company (if such responsibility is delegated pursuant to Section 6 hereof), can have a significant effect on the success of the Company.

4.	Common Stock Available for Awards.

(a) Number of Shares. Subject to adjustment as provided in Section 15 hereof, the number of shares that may be issued under the Plan for Awards during the term of the Plan is 4,500,000 shares of Common Stock, which may be treasury shares or authorized but unissued shares of Common Stock, or a combination of the two. For purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan, (1) any shares which have been issued as Restricted Stock or Restricted Stock Units which are forfeited to the Company shall be treated, following such forfeiture, as shares which have not been issued; (2) upon the exercise of an SAR or Option granted under the Plan, the full number of shares represented by the SAR or Option exercised (including any shares withheld to satisfy taxes and any shares used to exercise an Award, whether directly or by attestation) shall be treated as shares of Common Stock issued under the Plan, notwithstanding that a lesser amount of shares or cash representing shares of Common Stock may have been actually issued or paid upon such exercise; and (3) shares of Common Stock withheld to satisfy taxes on any Award, to the extent not already treated as issued pursuant to subparagraph (2), above, shall be treated as issued hereunder.

(b) Incentive Stock Options. Subject to adjustment as provided in Section 15 hereof, up to 4,500,000 shares of Common Stock may be granted in the form of Incentive Stock Options.

(c) Limits. Subject to adjustment as provided in Section 15 hereof, no individual shall be eligible to receive Awards aggregating more than 750,000 shares of Common Stock reserved under the Plan during the term of the Plan and the Company will not issue more than 2,250,000 shares of Restricted Stock or Restricted Stock Units during the term of the Plan. For purposes of determining the maximum number of these types of Awards available for grant under the Plan, any shares of Restricted Stock which are forfeited to the Company, or any Restricted Stock Units which are forfeited to the Company, shall be treated, following such forfeiture, as Awards that have not been granted under the Plan.

(d) Securities Law Filings. The Company shall take whatever actions are necessary to file required documents with the U.S. Securities and Exchange Commission and any other appropriate governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards.

5. Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan, to determine which persons are Plan Participants, to grant waivers of Award restrictions, and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. All determinations made by the Committee regarding the Plan or an Award shall be binding and conclusive as regards the Company, the Participants, and any other interested persons.

6. Delegation of Authority. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange on which the Common Stock is listed, the Committee may delegate to the chief executive officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish. Any such delegation may be revoked by the Committee at any time.

7. Awards. The Committee shall determine the type or types of Award(s) to be made to each Participant and shall set forth in the related Award Agreement the terms, conditions and limitations applicable to each Award including any vesting requirements, provided, however, that such vesting requirements shall be consistent with Section 8 hereof. In all events, upon the occurrence of a Change in Control, all Awards will become fully vested and immediately exercisable. The type of Awards available under the Plan are those listed in this Section 7.

(a) Stock Option. An Option is the grant of a right to purchase a specified number of shares of Common Stock the purchase price of which shall be not less than 100% of Fair Market Value on the date of grant. In addition, (i) the Committee may not reduce the purchase price for Common Stock pursuant to an Option after the date of grant without the consent of the Company’s shareholders, except in accordance with adjustments pursuant to Section 15 hereof and (ii) the Committee may not grant any reload Options. Further, an Option may not be exercisable for a period in excess of ten years. An Option may be designated by the Committee in the Award Agreement as a Nonstatutory Stock Option for all Participants or an Incentive Stock Option for Participants who are employees. An Incentive Stock Option, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the

Code which, among other limitations, provides that the aggregate Fair Market Value (determined at the time the option is granted) of Common Stock for which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000; that Incentive Stock Options shall be priced at not less than 100% of the Fair Market Value on the date of the grant (110% in the case of a Participant who is a 10% shareholder of the Company within the meaning of Section 422 of the Code); and that Incentive Stock Options shall be exercisable for a period of not more than ten years (five years in the case of a Participant who is a 10% shareholder of the Company). The other restrictions and conditions of the Option will be established by the Committee and set forth in the Award Agreement.

(b) Restricted Stock or Restricted Stock Unit Award. Restricted Stock or a Restricted Stock Unit is an Award of stock, or in the case of a Restricted Stock Unit, a bookkeeping entry granting a Participant the right to a share of Common Stock in the future, for some or no monetary consideration, as the Committee may specify, and which may contain transferability or forfeiture provisions including a requirement of future services and such other restrictions and conditions as may be established by the Committee and set forth in the Award Agreement.

(c) SARs. An SAR is a grant of the right to receive, upon exercise, the difference between the Fair Market Value of a share of Common Stock on the date of exercise, and the “Grant Value” of each SAR. The Grant Value shall be not less than 100% of Fair Market Value on the date of grant, as set forth in the Award Agreement. The Committee may not reduce the Grant Value after the date of grant without the consent of the Company’s shareholders, except in accordance with adjustments pursuant to Section 15 hereof. The difference between the Fair Market Value on the date of exercise and the Grant Value, multiplied by the number of SARs exercised (the “Spread”), shall be paid in shares of Common Stock which have a Fair Market Value equal to the Spread, provided, however, that any fractional share shall be paid in cash. Notwithstanding the foregoing, the Company, as determined in the sole discretion of the Committee, shall be entitled to elect to settle its obligation arising out of the exercise of an SAR by the payment of cash equal to the Spread, or by the issuance of a combination of shares of Common Stock and cash, in the proportions determined by the Committee, which have a Fair Market Value equal to the Spread. The other restrictions and conditions of the SARs will be established by the Committee and set forth in the Award Agreement, provided that the period for which an SAR may be exercisable shall not exceed ten years.

8. Vesting Requirements for Awards. The Committee shall comply with the following vesting guidelines in connection with making Awards representing 80% or more of the shares of Common Stock available for award under the Plan: (a) Options and SARs shall vest on a ratable basis over a period of at least three years; (b) time-vested Restricted Stock and Restricted Stock Units shall vest pursuant to a vesting schedule determined by the Committee, but in no event will any shares of Restricted Stock or Restricted Stock Units vest until the third anniversary of their respective dates of issuance; and (c) performance-vested Restricted Stock and Restricted Stock Units shall vest pursuant to a vesting schedule determined by the Committee, but in no event will any shares of Restricted Stock or Restricted Stock Units vest until the first anniversary of their respective dates of issuance.

9. Deferred Payment of Awards. The Committee may permit selected Participants to elect to defer payments of some or all types of Awards in accordance with procedures established by the Committee which are intended to permit such deferrals to comply with applicable requirements of the Code, including Section 409A of the Code. Dividends or dividend equivalent rights may only be extended to and made part of any Award of Restricted Stock or Restricted Stock Units, subject to such terms, conditions and restrictions as the Committee may establish, provided, however, that notwithstanding anything contained in the Plan to the contrary, dividend or dividend equivalents may accrue, but will not be paid in connection with any performance-based Awards until such time, if any, as they shall vest. The Committee may also establish rules and procedures for the crediting of dividend equivalents for deferred payments of Restricted Stock or Restricted Stock Units.

10. Stock Option Exercise. The price at which shares of Common Stock may be purchased under a Stock Option shall be paid in full at the time of the exercise in cash or by means of tendering Common Stock, either directly or by attestation, valued at Fair Market Value on the date of exercise, or any combination thereof.

11. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of shares under the Plan, an appropriate number of shares for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes, but in no event in excess of the minimum withholding required by law. The Company may defer making delivery with respect to Common Stock obtained pursuant to an Award hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligation. If Common Stock is used to satisfy tax withholding, such stock shall be valued based on the Fair Market Value when the Nonstatutory Stock Option or SAR is exercised or the Restricted Stock vests. In the case of Restricted Stock Units, such stock will be valued when the Restricted Stock Units are paid to a Participant, in the case of income tax withholding, or when the Restricted Stock Units vest, in the case of employment tax withholding, unless applicable law requires a different time for withholding. Shares of Common Stock used to satisfy tax withholding obligations shall be treated as issued for purposes of determining the number of shares remaining for grant of Awards pursuant to Section 4 hereof.

12. Amendment or Discontinuance of the Plan. The Board may, at any time, amend or terminate the Plan; provided, however, that

(a) no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board, except (1) to the extent necessary for Participants to avoid becoming subject to penalties and/or interest under Section 409A of the Code or (2) for adjustments permitted under Section 15 hereof; and

(b) the Board may not, without further approval of the shareholders (i) adopt any amendment to the Plan for which shareholder approval is required under tax, securities or any other applicable law or the listing standards of the New York Stock Exchange (or if the Common Stock is not then listed on the New York Stock Exchange, the listing standards of such other exchange or inter-dealer quotation system on which the Common Stock is listed), (ii) increase the number of shares that may be issued under the Plan for Awards, except in accordance with adjustments pursuant to Section 15 hereof, (iii) reduce the exercise price of an Option or the Grant Value of an SAR, except in accordance with the adjustments pursuant to Section 15 hereof, (iv) change the types of Awards available under the Plan or materially expand the class of persons eligible to receive awards or otherwise participate in the Plan or (v) materially increase the benefits accruing to Participants under the Plan.

13. Termination of Employment or Service. If the employment of a Participant terminates, other than pursuant to paragraphs (a) through (c) of this Section 13, all unexercised, deferred and unpaid Awards shall terminate 90 days after such termination of employment or service, unless the Award Agreement provides otherwise, and during such 90-day period shall be exercisable only to the extent provided in the Award Agreement. Notwithstanding the foregoing, (i) if a Participant’s employment is terminated for Cause, to the extent the Award is not effectively exercised or has not vested prior to such termination, it shall lapse or be forfeited to the Company immediately upon termination and (ii) a non-employee director’s Option shall terminate upon the earlier of the tenth anniversary of the date of grant or the third anniversary of the termination of the Participant’s service as a director. In all events, an Award will not be exercisable after the end of its term as set forth in the Award Agreement.

(a) Retirement. When a Participant’s employment terminates as a result of Retirement or early retirement, the Committee (in the form of an Award Agreement or otherwise) may permit Awards to continue in effect beyond the date of Retirement or early retirement, and the exercisability and vesting of any Award may be accelerated.

(b) Resignation in the Best Interests of the Company. When a Participant resigns from the Company and, in the judgment of the chief executive officer or other senior officer designated by the Committee, the acceleration and/or continuation of outstanding Awards would be in the best interests of the Company, the

Committee may authorize, where appropriate taking into account any regulatory or accounting implications of such action, the acceleration and/or continuation of all or any part of Awards granted prior to such termination.

(c) Death or Disability of a Participant.

(i) In the event of a Participant’s death, the Participant’s estate or beneficiaries shall have a period specified in the Award Agreement within which to receive or exercise any outstanding Award held by the Participant under such terms, and to the extent, as may be specified in the applicable Award Agreement. Rights to any such outstanding Awards shall pass by will or the laws of descent and distribution in the following order: (a) to beneficiaries so designated by the Participant; if none, then (b) to a legal representative of the Participant; if none, then (c) to the persons entitled thereto as determined by applicable law or, absent applicable law, a court of competent jurisdiction.

(ii) In the event a Participant is deemed by the Company to be disabled within the meaning of the Award Agreement, or, absent a definition therein, the Company’s long-term disability income plan, the Award shall be exercisable for the period, and to the extent, specified in the Award Agreement. Awards and rights to any such Awards may be paid to or exercised by the Participant, if legally competent, or a legally designated guardian or representative if the Participant is legally incompetent by virtue of such disability.

(iii) After the death or disability of a Participant, the Committee may in its sole discretion at any time (1) terminate restrictions in Award Agreements; (2) accelerate any or all installments and rights; and (3) instruct the Company to pay the total of any accelerated payments in a lump sum to the Participant, the Participant’s estate, beneficiaries or representative, notwithstanding that, in the absence of such termination of restrictions or acceleration of payments, any or all of the payments due under the Awards might ultimately have become payable to other beneficiaries; provided, however, that any such actions shall be consistent with the requirements of Section 409A of the Code and any guidance promulgated thereunder.

(iv) In the event of uncertainty as to interpretation of or controversies concerning this paragraph (c) of Section 13, the Committee’s determinations shall be binding and conclusive on all interested parties.

(d) No Employment or Service Rights. The Plan shall not confer upon any Participant any right with respect to continuation of employment by the Company or service as a director, nor shall it interfere in any way with the right of the Company to terminate any Participant’s employment or service at any time.

14. Nonassignability. Except as provided in subsection (c) of Section 13 and this Section 14, no Award or any other benefit under the Plan shall be assignable or transferable, or payable to or exercisable by anyone other than the Participant to whom it was granted. Notwithstanding the foregoing, the Committee (in the form of an Award Agreement or otherwise) may permit Options, other than Incentive Stock Options, or SARs to be transferred to members of the Participant’s immediate family, to trusts for the benefit of the Participant and/or such immediate family members, and to partnerships or other entities in which the Participant and/or such immediate family members own all the equity interests. For purposes of the preceding sentence, “immediate family” shall mean a Participant’s spouse, issue and spouses of the Participant’s issue.

15. Adjustments. In the event of any corporate event or transaction, such as a merger, consolidation, share exchange, recapitalization, reorganization, separation, stock dividend, stock split, split-up, spin-off or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall substitute or adjust, in an equitable manner (including adjustments to avoid fractional shares), (a) the number of Common Shares (i) reserved under the Plan, (ii) available for Incentive Stock Options, Restricted Stock or Restricted Stock Units, (iii) for which Awards may be granted to an individual Participant, and (iv) covered by outstanding Awards denominated in stock, (b) the stock prices related to outstanding Awards; and (c) the appropriate Fair Market Value and other price determinations for such Awards. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume Awards, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new Awards for previously issued awards or an assumption of previously issued awards. All adjustments under this Section 15 shall be made in a manner such that they will not result in a penalty under Section 409A of the Code. Any adjustment, waiver, conversion or other action taken by the Committee under this Section 15 shall be conclusive and binding on all Participants, the Company and their successors, assigns and beneficiaries.

16. Notice. Any notice to the Company required by any of the provisions of the Plan shall be addressed to the director of human resources or to the chief executive officer of the Company in writing, and shall become effective when it is received by the office of either of them. Any notice to a Participant shall be addressed to the Participant at his or her last known address as it appears on the Company’s records.

17. Unfunded Plan. The Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Common Stock under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any Common Stock, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any Common Stock to be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of Common Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement; no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

18. Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Wisconsin, without giving effect to its conflicts of law provisions.

19. Effective and Termination Dates. The effective date of the Plan is April 28, 2009. The Plan shall terminate on April 27, 2019, subject to earlier termination by the Board pursuant to Section 12, after which no Awards may be made under the Plan, but any such termination shall not affect Awards then outstanding or the authority of the Committee to continue to administer the Plan.

20. Other Benefit and Compensation Programs. Payments and other benefits received by a Participant pursuant to an Award shall not be deemed a part of such Participant’s regular, recurring compensation for purposes of the termination or severance plans of the Company and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan, contract or similar arrangement, unless the Committee expressly determines otherwise.

PRELIMINARY COPIES

Marshall & Ilsley Corporation

VOTE BY INTERNET OR TELEPHONE QUICK *** EASY *** IMMEDIATE

As a shareholder of Marshall & Ilsley Corporation, you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 7:00 p.m., Eastern Time, on April 27, 2009.

View Proxy Materials and Vote Your Proxy on the Internet: Go to www.cstproxy.com/micorp/2009 Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Vote Your Proxy by Phone: Call 1 (866) 894-0537 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Vote Your Proxy by Mail: Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

i    FOLD AND DETACH HERE AND READ THE REVERSE SIDE    i

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PROXY

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4 AND 5 AND “AGAINST” PROPOSAL 6. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

PLEASE MARK YOUR VOTES LIKE THIS:  ☒

1.	ELECTION OF DIRECTORS: (To withhold authority to vote for any individual nominee, Strike a line through that nominee’s name in the list below) 01. Andrew N. Baur, 02. Jon F. Chait, 03. John W. Daniels, Jr., 04. Mark F. Furlong, 05. Ted D. Kellner, 06. Dennis J. Kuester, 07. David J. Lubar, 08. Katharine C. Lyall, 09. John A. Mellowes, 10. San W. Orr, Jr., 11. Robert J. O’Toole, 12. Peter M. Platten, III, 13. John S. Shiely, 14. George E. Wardeberg, 15. James B. Wigdale		FOR ☐	WITHHOLD AUTHORITY ☐	4.	PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP TO AUDIT THE FINANCIAL STATEMENTS OF MARSHALL & ILSLEY CORPORATION FOR THE FISCAL YEAR ENDING DECEMBER 31, 2009:	FOR ☐	AGAINST ☐	ABSTAIN ☐
					5.	PROPOSAL TO APPROVE A NON-BINDING, ADVISORY PROPOSAL ON THE COMPENSATION OF MARSHALL & ILSLEY CORPORATION’S EXECUTIVE OFFICERS:	FOR ☐	AGAINST ☐	ABSTAIN ☐
2.	PROPOSAL TO APPROVE THE MARSHALL & ILSLEY CORPORATION 2009 EMPLOYEE STOCK PURCHASE PLAN:	FOR ☐	AGAINST ☐	ABSTAIN ☐	6.

SHAREHOLDER PROPOSAL TO REQUEST MARSHALL & ILSLEY CORPORATION’S BOARD OF DIRECTORS TO INITIATE A PROCESS TO AMEND MARSHALL & ILSLEY CORPORATION’S ARTICLES OF INCORPORATION TO PROVIDE FOR MAJORITY ELECTION OF DIRECTORS IN NON-CONTESTED ELECTIONS:

							FOR ☐	AGAINST ☐	ABSTAIN ☐
3.	PROPOSAL TO APPROVE THE MARSHALL & ILSLEY CORPORATION 2009 EQUITY INCENTIVE PLAN:	FOR ☐	AGAINST ☐	ABSTAIN ☐
					7.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Signature	Date:	Signature	Date:

Note:	Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Marshall & Ilsley Corporation

2009 Annual Meeting of Shareholders

Tuesday, April 28, 2009

10:00 a.m., local time

Tony & Lucille Weasler Auditorium

1506 West Wisconsin Avenue

Milwaukee, Wisconsin 53233

Enjoy the Convenience of Electronic Delivery!

M&I’s shareholders have the option of receiving shareholder communications, such as the Annual Report to Shareholders and Proxy Statement, electronically via the Internet instead of by mail. Electronic delivery of shareholder materials not only saves on printing and mailing costs, but also provides convenient online access to M&I’s shareholder materials. For more information, or to sign up for electronic distribution of shareholder materials, go to www.micorp.com and click Shareholder Information.

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PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

MARSHALL & ILSLEY CORPORATION

The undersigned appoints Mark F. Furlong and Randall J. Erickson, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Marshall & Ilsley Corporation held of record by the undersigned at the close of business on March 2, 2009 at the 2009 Annual Meeting of Shareholders of Marshall & Ilsley Corporation to be held on April 28, 2009 or at any adjournment thereof.

(Continued, and to be marked, dated and signed, on the other side.)